EXHIBIT 2.1

                                                                  EXECUTION COPY


                            STOCK PURCHASE AGREEMENT

                            dated as of May 21, 1999

                                     between

                             PEARSON EDUCATION, INC.

                                       and

                             JOHN WILEY & SONS, INC.

1-NY/854696.3
                                       iii

                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I           DEFINITIONS................................................1
                    SECTION 1.01.  Certain Defined Terms.......................1
                    SECTION 1.02.  Other Defined Terms.........................6
                    SECTION 1.03.  Terms Generally.............................7

ARTICLE II          PURCHASE AND SALE..........................................8
                    SECTION 2.01.  Purchase and Sale...........................8
                    SECTION 2.02.  Purchase Price; Allocation of Purchase Price
                                   ............................................8
                    SECTION 2.03.  Closing.....................................8
                    SECTION 2.04.  Closing Deliveries by the Seller............8
                    SECTION 2.05.  Closing Deliveries by the Purchaser.........9
                    SECTION 2.06.  Purchase Price Adjustment...................9
                    SECTION 2.07.  Payments and Computations..................11

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF THE SELLER..............12
                    SECTION 3.01.  Incorporation and Authority of the Seller and
                                   its Affiliates.............................12
                    SECTION 3.02.  Incorporation and Qualification of the
                                   Company....................................12
                    SECTION 3.03.  Capital Stock of the Company...............12
                    SECTION 3.04.  No Conflict................................13
                    SECTION 3.05.  Consents and Approvals.....................13
                    SECTION 3.06.  Financial Information......................13
                    SECTION 3.07.  Absence of Certain Changes or Events.......14
                    SECTION 3.08.  Absence of Litigation......................14
                    SECTION 3.09.  Compliance with Laws.......................14
                    SECTION 3.10.  Governmental Licenses and Permits..........15
                    SECTION 3.11.  The Assets.................................15
                    SECTION 3.12.  Intellectual Property......................15
                    SECTION 3.13.  Employee Benefits Matters..................16
                    SECTION 3.14.  Taxes......................................17
                    SECTION 3.15.  Environmental Matters......................17
                    SECTION 3.16.  Material Contracts.........................17
                    SECTION 3.17.  Brokers....................................18
                    SECTION 3.18.  EXCLUSIVITY OF REPRESENTATIONS.............18

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...........19
                    SECTION 4.01.  Incorporation and Authority of the Purchaser
                                   ...........................................19
                    SECTION 4.02.  No Conflict................................20
                    SECTION 4.03.  Consents and Approvals.....................20
                    SECTION 4.04.  Absence of Litigation......................20
                    SECTION 4.05.  Securities Matters.........................20
                    SECTION 4.06.  Financial Ability..........................21
                    SECTION 4.07.  Brokers....................................21

ARTICLE V           ADDITIONAL AGREEMENTS.....................................21
                    SECTION 5.01.  Conduct of Business Prior to the Closing...21
                    SECTION 5.02.  Access to Information......................23
                    SECTION 5.03.  Confidentiality............................24
                    SECTION 5.04.  Regulatory and Other Authorizations; Consents
                                   ...........................................25
                    SECTION 5.05.  Intercompany Arrangements..................26
                    SECTION 5.06.  Insurance..................................27
                    SECTION 5.07.  Letters of Credit..........................29
                    SECTION 5.08.  Financing..................................29
                    SECTION 5.09.  Further Action.............................29
                    SECTION 5.10.  Ancillary Agreement; Transitional Assistance
                                   ...........................................30
                    SECTION 5.11.  Harvard Medical School Publishing Program...
                                   ...........................................30
                    SECTION 5.12.  Non-Solicitation...........................31
                    SECTION 5.13.  Payment of Royalties.......................31

ARTICLE VI          EMPLOYEE MATTERS..........................................31
                    SECTION 6.01.  Employees..................................31
                    SECTION 6.02.  Health and Welfare Benefits................32
                    SECTION 6.03.  Retirement Plans...........................33
                    SECTION 6.04.  Severance Provisions.......................33
                    SECTION 6.05.  Indemnity..................................34
                    SECTION 6.06.  No Third-Party Beneficiaries...............34

ARTICLE VII         TAX MATTERS...............................................35
                    SECTION 7.01.  Tax Indemnities............................35
                    SECTION 7.02.  Refunds and Tax Benefits...................36
                    SECTION 7.03.  Contests...................................37
                    SECTION 7.04.  Preparation of Tax Returns.................38
                    SECTION 7.05.  Cooperation and Exchange of Information....38
                    SECTION 7.06.  Conveyance Taxes...........................39
                    SECTION 7.07.  Section 338(h)(10) Election and Allocations
                                   ...........................................39
                    SECTION 7.08.  Miscellaneous..............................40

ARTICLE VIII        CONDITIONS TO CLOSING.....................................41
                    SECTION 8.01.  Conditions to Obligations of the Seller......
                                   ...........................................41
                    SECTION 8.02.  Conditions to Obligations of the Purchaser
                                   ...........................................41

ARTICLE IX          TERMINATION, AMENDMENT AND WAIVER.........................42
                    SECTION 9.01.  Termination................................42
                    SECTION 9.02.  Effect of Termination......................42
                    SECTION 9.03.  Waiver.....................................43

ARTICLE X           INDEMNIFICATION...........................................43
                    SECTION 10.01.  Indemnification by the Purchaser..........43
                    SECTION 10.02.  Indemnification by the Seller.............44
                    SECTION 10.03.  Notification of Claims....................45
                    SECTION 10.04.  Exclusive Remedies........................46
                    SECTION 10.05.  Certain Adjustments.......................46

ARTICLE XI          GENERAL PROVISIONS........................................46
                    SECTION 11.01.  Survival..................................46
                    SECTION 11.02.  Expenses..................................46
                    SECTION 11.03.  Notices...................................47
                    SECTION 11.04.  Public Announcements......................48
                    SECTION 11.05.  Headings..................................48
                    SECTION 11.06.  Severability..............................48
                    SECTION 11.07.  Entire Agreement..........................48
                    SECTION 11.08.  Assignment................................49
                    SECTION 11.09.  No Third-Party Beneficiaries..............49
                    SECTION 11.10.  Amendment.................................49
                    SECTION 11.11.  Sections and Schedules....................49
                    SECTION 11.12.  Governing Law; Submission to Jurisdiction,
                                    Waivers...................................49
                    SECTION 11.13.  Recovery of Litigation Expenses...........50
                    SECTION 11.14.  Counterparts..............................50
                    SECTION 11.15.  No Presumption............................50

                    STOCK PURCHASE AGREEMENT, dated as of May __, 1999, between PEARSON EDUCATION, INC., a Delaware corporation (the "Seller"), and John Wiley & Sons, Inc., a New York corporation (the "Purchaser").

                              W I T N E S S E T H:

                    WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller all of the issued and outstanding shares of the capital stock (the "Shares") of Jossey Bass, Inc., Publishers, a California corporation (the "Company"), upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     SECTION I.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following --------------------- meanings:

     "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

     "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

     "Agreement" means this Agreement, including the Disclosure Schedule and all amendments hereto made in accordance with Section 11.10.

     "Ancillary Agreement" means the Assignment and Assumption Agreement with respect to the Trademark License Agreement, dated as of November 27, 1998 among Simon & Schuster, Inc., Pearson Inc. and Viacom which shall be assumed by the Purchaser at Closing in the form attached hereto as Exhibit 1.01.

     "Base Price" means $82,000,000.

     "Business" means the publishing business conducted on the date hereof by the Company, including the publishing business related to the titles, journals and other products set forth on Section 1.01 of the Disclosure Schedule (collectively, the "Titles").

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

     "Closing Modified Working Capital" means the Modified Working Capital as of the close of business on the Closing Date.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

     "Contract" means any agreement, lease, evidence of indebtedness, mortgage, indenture, security agreement, deed of trust or other contract, commitment or obligation.

     "Control" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. The term "Controlled" shall have a correlative meaning.

     "Disclosure Schedule" means the Disclosure Schedule delivered by the Seller to the Purchaser on the date hereof.

     "Environmental  Law" means any Law relating to pollution or  protection  of
the  environment,  including  the  use,  handling,  transportation,   treatment,
storage, disposal, release or discharge of Hazardous Materials.

     "Environmental   Liability"  means  any  claim  or  demand,   order,  suit,
obligation, Action, liability, cost (including the cost of any investigation, testing, compliance or remedial action), damages (consequential or direct), Loss or expense (including reasonable attorneys' and consultants' fees and expenses) arising out of, relating to or resulting from any Environmental Law or environmental matter or condition and related in any way to the Company, the Business or this Agreement or its subject matter.

     "Environmental Permit" means any permit, approval, identification number, License or other authorization required under or issued pursuant to any Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Final MWC Statement" means the determination of the Closing Modified Working Capital that is final and binding on the parties, either through agreement by the parties or through the action of the Independent Accounting Firm in the manner set forth in Section 2.06.

     "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "Hazardous Material" means (a) petroleum, petroleum products, by products or breakdown products, radioactive materials, friable asbestos or polychlorinated biphenyls, and (b) any chemical, material or substance defined or regulated as toxic or as a pollutant, contaminant or waste under any Environmental Law.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     "Independent Accounting Firm" means (a) an independent certified public accounting firm in the United States of international recognition mutually acceptable to the Seller and the Purchaser or (b) if the Seller and the Purchaser are unable to agree upon such a firm, then each party shall select one such firm and those two firms shall select a third firm, in which event "Independent Accounting Firm" shall mean such third firm.

     "Intellectual  Property" means: United States,  international,  and foreign
(a) patents, patent applications and statutory invention registrations, including reissues, divisions, continuations, continuations in part, extensions and reexaminations thereof, all rights therein provided by international treaties or conventions, and all improvements thereto, (b) trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and other source identifiers (whether or not registered) including all common law rights and the goodwill associated therewith, and registrations and applications for registration thereof, all rights therein provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing,
(c) copyrightable works, copyrights (whether or not registered), and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (d) confidential and proprietary information and rights, including trade secrets and (e) computer software (including source code, data and related documentation).

     "Interest Rate" means an interest rate per annum equal to the average of the rate per annum publicly announced by Citibank, N.A. or any successor thereto in New York, New York from time to time as its "base" rate, on each day during the period for which interest is to be paid.

     "IRS" means the United States Internal Revenue Service.

     "Knowledge of the Seller" or "Seller's Knowledge" or words of similar import means the actual knowledge of William Oldsey, Lynn Luckow, Paul Foster, Deborah Hunter, Glenda Miles and Susan Call, in each case without specific investigation or inquiry by such person.

     "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

     "Leased Real Property" means real property leased by the Company.

     "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, filings, qualifications, privileges, franchises and similar consents granted or issued by any Governmental Authority.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien or charge of any kind.

     "Material Adverse Effect" means a material adverse effect on the results of operations or the financial condition of the Company; provided, however, that any adverse effect arising out of or resulting from (a) an event or series of events or circumstances affecting (i) the publishing industry generally or the particular segment in which the Business operates in any country in which the Business operates or (ii) the United States economy generally or the economy generally of any other country in which the Business operates or (b) the entering into of this Agreement or the consummation of the transactions contemplated hereby or the proposed sale of any of the businesses acquired by Seller and its Affiliates pursuant to the Viacom Stock Purchase Agreement or the announcement thereof, shall be excluded in determining whether a Material Adverse Effect has occurred.

     "Modified Working Capital" means, for the Business as of a particular date of determination, total assets minus total liabilities (excluding for purposes of such calculation all (i) cash and cash equivalents (including deposits-in-transit), (ii) accounts receivable (including all applicable reserves and allowances for returns and bad debts) to the extent such accounts receivable are commingled with accounts of Seller, Viacom or any of their respective Affiliates, (iii) property, plant and equipment, net, (iv) intangible assets and goodwill, net, (v) other non-current assets, net (except plant costs, net, which shall be included), (vi) bonus accruals (including annual performance and sales related bonuses, retention bonuses and change of control management bonuses), (vii) long-term liabilities of any nature, (viii) liabilities for payroll costs, payroll taxes and employee benefits, (ix) tax assets and liabilities, (x) intercompany receivables and payables with Seller and its other Affiliates (other than trade payables and accrued expenses incurred in the ordinary course which are specific or directly allocable to the Business) and assets and liabilities in respect of the Harvard Agreement), calculated pursuant to "hard close" procedures as of the close of business on the Closing Date on the basis and using the same accounting policies, principles, methodologies and estimates used in preparing the 1998 Pro Forma Financial Statements and the Statement of Modified Working Capital set forth in Schedule 2.06 and using the Specified Accounting Policies referred to in Schedule 2.06, which are more fully described in the Notes to the 1998 Pro Forma Financial Statements included in
Section 3.06 of the Disclosure Schedule.

     "Permitted Liens" means the following Liens: (a) Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith by appropriate proceedings;
(b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other Liens imposed by Law for amounts not yet due;
(c) Liens incurred or deposits made in the ordinary course of business of the Business consistent with past practice in connection with worker's compensation, unemployment insurance or other types of social security; (d) minor defects of title, easements, rights-of-way, restrictions and other similar charges or encumbrances not materially detracting from the value of the property or interfering with the ordinary conduct of the Business; (e) Liens not created by the Seller or the Company which affect the underlying fee interest of any Leased Real Property; (f) Liens incurred in the ordinary course of business of the Business consistent with past practice securing obligations or liabilities which are not individually or in the aggregate material to the relevant property; and
(g) any statement of facts an accurate up-to-date survey would show, provided such facts do not materially interfere with the present use, enjoyment and occupation of the relevant Leased Real Property.

     "Person"  means  any  natural  person,   general  or  limited  partnership,
corporation,   limited  liability  company,  firm,   association,   Governmental
Authority or other legal entity.

     "Purchase Price" means the Base Price, as such amount may be adjusted after the Closing pursuant to Section 2.06 -------------- hereof.

     "Rothwell Title" means Mastering the Instructional Design Process: A Systematic Approach, by Rothwell/Kazanas.

                    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "Tax" or "Taxes" means all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax authority with respect thereto.

     "Tax  Returns"  means  all  returns  and  reports   (including   elections,
declarations,   disclosures,   schedules,  estimates  and  information  returns)
required to be supplied to a Tax authority relating to Taxes.

     "Titles" - see definition of "Business".

     "Viacom" means Viacom International Inc., a Delaware corporation.

     "Viacom Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of May 17, 1998 as amended by Amendment No. 1 thereto, dated as of November 25, 1998, among Viacom, Pearson Inc., a Delaware corporation, and Pearson plc, a corporation organized under the laws of the United Kingdom.

     SECTION I.2. Other Defined Terms. The following terms have the meanings defined for such terms in the Sections set forth below:

Term ........................................................           Section
-------------------------------------------------------------           -----
Asset Purchase Agreement ....................................           5.12
Assets ......................................................           5.09(a)
Business Employees ..........................................           3.13(a)
Closing .....................................................           2.03
Closing Date ................................................           2.03
COBRA .......................................................           6.02(d)
Company .....................................................           Recitals
Confidentiality Agreement ...................................           5.03(a)
Contest .....................................................           7.03(b)
Excess Plan .................................................           6.03
Financing ...................................................           4.06(a)
Former Business Employees ...................................           3.13(a)
GAAP ........................................................           3.06
Harvard Agreement ...........................................           5.11
Indemnified Party ...........................................           10.03(a)
Indemnifying Party ..........................................           10.03(a)
Initial MWC Statement .......................................           2.06(a)
Licensed Intellectual Property ..............................           3.12(a)
Losses ......................................................           10.01(a)
Material Contracts ..........................................           3.16(a)
1998 Pro Forma Financial Statements .........................           3.06
Notice of Disagreement ......................................           2.06(b)
Obligee .....................................................           11.16
Obligor .....................................................           11.16
Owned Intellectual Property .................................           3.12(a)
Pearson ERISA Plans .........................................           3.13(a)
Pearson Plans ...............................................           3.13(a)
Post-Closing Date Tax Benefit ...............................           7.02(b)
Pre-Closing Date NOL ........................................           7.02(a)
Purchase Documents Amount ...................................           11.16
Purchaser ...................................................           Preamble
Purchaser Indemnified Parties ...............................           10.02(a)
Recipients ..................................................           5.03(b)
Seller ......................................................           Preamble
Seller Indemnified Parties ..................................           10.01(a)
Seller LOCs .................................................           5.07
Shares ......................................................           Recitals
Viacom Indemnified Parties ..................................           10.04(b)
Year 2000 Problem ...........................................           3.12(e)

     SECTION I.3. Terms Generally. (a) Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (b) the terms "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, and (c) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation", unless otherwise specified.


                                   ARTICLE II

                                PURCHASE AND SALE

     SECTION II.1. Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Seller shall, or shall cause one of its Affiliates to, sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, all of the Seller's right, title and interest in and to the Shares.

     SECTION II.2. Purchase Price; Allocation of Purchase Price.

     (a) The Purchaser shall pay the Base Price in cash to the Seller at the Closing, as provided in Section 2.05(a). The Purchase Price shall be subject to adjustment after the Closing as set forth in Section 2.06 hereof.

     (b) Subject to the provisions of Section 7.07 relating to the Section 338(h)(a) election, all of the Purchase Price shall be allocated to the Shares. The Seller and the Purchaser shall report the federal, state, local and foreign Tax consequences of the transaction contemplated by this Agreement in a manner consistent with such allocation. The Seller and the Purchaser further covenant and agree not to take a position with respect to Taxes that is inconsistent with such allocation on any Tax Return or otherwise, except as may be required by Law.

     SECTION II.3. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares contemplated hereby shall take place at a closing (the "Closing") to be held at 10:00 a.m., New York City time, on or before the second Business Day following the satisfaction or waiver of the conditions to the obligations of the parties set forth in Sections 8.01(a) and
(b) and 8.02(a) and (b), at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York, or at such other time or on such other date or at such other place as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date"). The Closing shall be deemed effective as of the close of business on the Closing Date. The parties acknowledge that time is of the essence and agree to use their best efforts to cause the Closing Date to occur within the first 30 days following the date hereof.

     SECTION II.4. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

     (a) stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank;

     (b) a receipt for the Base Price;

     (c) executed copy of the Ancillary Agreement required to be delivered by the Seller pursuant to Section 8.02(c);

     (d) resignations of all non-employee officers and all directors of the Company; and

     (e) the certificate required to be delivered pursuant to Section 8.02(d).

     SECTION II.5. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller:

     (a) the Base Price (exclusive of the post-Closing adjustment, if any, provided for in Section 2.06) by wire transfer in immediately available funds, to an account or accounts designated by the Seller in a written notice to the Purchaser, which notice shall be given at least one Business Day prior to the Closing Date;

     (b) any required stock transfer tax stamps;

     (c) executed copy of the Ancillary Agreement required to be delivered by the Purchaser pursuant to Section 8.01(c); and

     (d) the certificate required to be delivered pursuant to Section 8.01(d).

                    SECTION II.6. Purchase Price Adjustment.

     (a) As promptly as practicable, but no later than 90 days after the Closing Date, the Purchaser shall prepare and deliver to the Seller a statement of Modified Working Capital (including the related notes and schedules thereto) as of the close of business on the Closing Date, which shall set forth the Purchaser's determination of the Closing Modified Working Capital and shall set forth in detail the amounts underlying such calculation in the same format and detail as in Schedule 2.06 (the "Initial MWC Statement"). Purchaser shall certify to the Seller at the time of delivery of the Initial MWC Statement that the Modified Working Capital set forth on the Initial MWC Statement was prepared on the basis and using the same accounting policies, principles, methodologies and estimates used in preparing the 1998 Pro Forma Financial Statements and the Statement of Modified Working Capital as of December 31, 1998 as set forth in
Schedule  2.06 and  using  the  Specified  Accounting  Policies  referred  to in
Schedule 2.06, which are more fully described in the Notes to the 1998 Pro Forma Financial Statements included in Section 3.06 of the Disclosure Schedule. At all times during the 45 Business Days immediately following the Seller's receipt of the Initial MWC Statement, the Seller and its representatives will be permitted to review at the Company's offices, or, if the Purchaser so designates, at the Purchaser's offices the Purchaser's working papers (including work papers of its accountants and other advisors) relating to the Initial MWC Statement, as well as all of the books and records relating to the operations and finances of the Business with respect to the period up to and including the Closing Date, and the Purchaser shall make reasonably available the individuals responsible for the preparation of the Initial MWC Statement (including, without limitation, accountants, lawyers and other advisors) in order to respond to the inquiries of the Seller related thereto.

     (b) The Seller shall notify the Purchaser in writing (the "Notice of Disagreement") within 45 Business Days after receiving the Initial MWC Statement if the Seller disagrees with the Purchaser's calculation of the Closing Modified Working Capital, which Notice of Disagreement shall set forth in reasonable detail the basis for such dispute and the U.S. Dollar amounts involved and the Seller's good faith estimate of the Closing Modified Working Capital. If the Seller does not deliver a Notice of Disagreement to the Purchaser within such 45 Business Day period, then the Initial MWC Statement shall be deemed to have been accepted by the Seller, shall become final and binding upon the parties and shall be the Final MWC Statement.

     (c) During the 30 Business Days immediately following the delivery of a Notice of Disagreement, the Seller and the Purchaser shall seek in good faith to resolve any differences that they may have with respect to any matter specified in the Notice of Disagreement. If at the end of such 30 Business Day period the Seller and the Purchaser have been unable to agree upon a Final MWC Statement, then the Seller and the Purchaser shall submit to the Independent Accounting Firm for review and resolution any and all matters that remain in dispute with respect to the Notice of Disagreement. The Purchaser and the Seller shall cause the Independent Accounting Firm to use commercially practicable efforts to make a final determination (which determination shall be binding on the parties hereto) of the Closing Modified Working Capital within 30 Business Days from such submission, and such final determination shall be the Final MWC Statement. The cost of the Independent Accounting Firm's review and determination shall be paid by the party that has determined an amount of Closing Modified Working Capital that is the greatest amount different from the Closing Modified Working Capital on the Final MWC Statement. During the 30 Business Day review by the Independent Accounting Firm, the Purchaser and the Seller will each make available to the Independent Accounting Firm interviews with such individuals and such information, books and records as may be reasonably required by the Independent Accounting Firm to make its final determination.

     (d) (i) If the Closing Modified Working Capital (as set forth in the Final MWC Statement) exceeds the Modified Working Capital as of December 31, 1998, as reflected on Schedule 2.06 hereto, then the Purchaser shall pay to the Seller an amount equal to such excess or $2,000,000, whichever amount is less; or (ii) if the Modified Working Capital as of December 31, 1998, as reflected on Schedule
2.06 hereto, exceeds the Closing Modified Working Capital (as set forth in the Final MWC Statement), then the Seller shall pay to the Purchaser an amount equal to such excess; in either case within five Business Days after the Final MWC Statement becomes final and binding on the parties hereto and, in either case, together with interest on the amount of such excess from the Closing Date until the date of payment at the Interest Rate. If the Closing Modified Working Capital (as set forth in the Final MWC Statement) is equal to the Modified
Working Capital as of December 31, 1998, as reflected on Schedule 2.06 hereto, then neither the Purchaser nor the Seller shall owe any amount to the other party pursuant to this Section 2.06.

     (e) The Purchaser agrees that following the Closing through the date on which payment if any, is made by either party pursuant to Section 2.06(d) or if the Final MWC Statement indicates that no such payment is required, then through the date on which the Final MWC Statement becomes effective, the Purchaser will not take any actions with respect to any accounting books or records on which the Initial MWC Statement or the Final MWC Statement is to be based that would make it impossible or impracticable to calculate the Closing Modified Working Capital in the manner and utilizing the methods required hereby. The Purchaser further agrees that following the Closing through the date on which payment, if any, is made pursuant to Section 2.06(b) of the Viacom Stock Purchase Agreement (notice of which the Seller shall provide to the Purchaser), the Purchaser will not take any actions with respect to any accounting books or records of the Company or the Business that would make it impossible or impracticable to calculate the Closing Net Assets (as such term is defined in the Viacom Stock Purchase Agreement) with respect to the Business in the manner and utilizing the methods required by the Viacom Stock Purchase Agreement.

     (f) The parties acknowledge and agree that the purchase price adjustment contemplated by this Section 2.06 is intended to reflect the change in Modified Working Capital solely as a result of operations and activities of the Business in the ordinary course of business between December 31, 1998 and the Closing Date. The parties also acknowledge and agree that the adjustment, if any, contemplated by this Section 2.06 can only be properly determined if the Closing Modified Working Capital is prepared consistent with and using the same principles, policies, practices, procedures, methods and estimates as those used in calculating the Modified Working Capital as of December 31, 1998. Knowledge obtained in preparing the Closing Modified Working Capital of an error, omission or other inaccuracy in the calculation of Modified Working Capital as of December 31, 1998, does not constitute a change resulting from operations and activities of the Business in the ordinary course, and, accordingly, the effect of any and all such errors, omissions or other inaccuracies shall be excluded in calculating the purchase price adjustment contemplated by this Section 2.06 resulting from the change, if any, in Modified Working Capital between December 31, 1998, and the Closing Date. Accordingly, the Modified Working Capital as of December 31, 1998, as reflected on Schedule 2.06 hereto shall be restated to correct for any such error, omission or other inaccuracies, for purposes of determining whether the amount thereof exceeds or is less than the Closing Modified Working Capital.

     SECTION II.7. Payments and Computations. Each party shall make each payment due to the other party hereunder as soon as practicable on the day when due in U.S. dollars by wire transfer in immediately available funds. All computations of interest shall be made by the party entitled to receive payment on the basis of a year of 365 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Purchaser as follows:

     SECTION III.1. Incorporation and Authority of the Seller and its Affiliates. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller of this Agreement and the Ancillary Agreement, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Seller. This Agreement has been, and upon execution the Ancillary Agreement will be, duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon execution the Ancillary Agreement will constitute, legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms.

     SECTION III.2. Incorporation and Qualification of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to conduct the Business as conducted on the date hereof and to own, operate or lease its assets. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION III.3. Capital Stock of the Company. The Shares constitute all of the issued and outstanding shares of capital stock of the Company. The Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any pre-emptive rights. There are no options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of the Company obligating the Company to issue or sell any of its shares of capital stock. Macmillan Inc., which is an Affiliate of the Seller, beneficially and of record owns the Shares, free and clear of all Liens except for any Liens created by or through the Purchaser or any of its Affiliates. There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Shares. The delivery to the Purchaser of the Shares pursuant to the provisions of this Agreement will transfer to the Purchaser good and marketable title to the Shares, free and clear of all Liens.

     SECTION III.4. No Conflict. Assuming all consents, approvals, authorizations and other actions described in clauses (a), (b) and (d) of
Section 3.05 have been obtained, and except as may result from any facts or circumstances relating to the Purchaser or its Affiliates or as described in
Section 3.04 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Ancillary Agreement by the Seller do not and will not
(a)  violate  or  conflict  with  the   Certificate  of   Incorporation,   other
constitutive documents or by-laws of the Seller or the Company, (b) conflict with or violate any Law or Governmental Order applicable to the Seller or the Company or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any Shares or on any of the material assets of the Company pursuant to, any Contract, License or other material instrument to which the Seller or the Company is a party or by which any of such Shares or any material assets of the Company are bound or affected, except (i) for Liens created by or through the Purchaser or any of its Affiliates or (ii) in the case of (b) and (c) above, for conflicts, notations, breaches, defaults, rights of termination, amendment, acceleration or cancellation, or Liens as would not impair the ability of the Seller to consummate the sale of the Shares to the Purchaser as contemplated by this Agreement.

     SECTION III.5. Consents and Approvals. The execution and delivery of this Agreement and the Ancillary Agreement by the Seller do not, and the performance of this Agreement and the Ancillary Agreement by the Seller will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except (a) as described in Section
3.05 of the Disclosure Schedule, (b) the notification requirements of the HSR Act and applicable filings under foreign antitrust and competition Laws, (c) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, prevent Seller from performing any of its material obligations under this Agreement or (d) as may be necessary as a result of any facts or circumstances relating solely to the Purchaser or its Affiliates.

     SECTION III.6. Financial Information. Section 3.06 of the Disclosure Schedule sets forth the unaudited pro forma balance sheet of the Business and the Rothwell Title as of December 31, 1998, and the unaudited pro forma statement of operations of the Business and the Rothwell Title for the year then ended, together with the unaudited notes to such pro forma statements, excluding any assets or liabilities or results of operations in respect of the Harvard Agreement (collectively, the "1998 Pro Forma Financial Statements"). The 1998 Pro Forma Financial Statements have been prepared on the basis of presentation and using the Specified Accounting Policies described in the Notes thereto, but exclude any assets or liabilities or results of operations in respect of the Harvard Agreement. The 1998 Pro Forma Statements (i) do not purport to present the financial position or results of operations of the Business as a stand-alone entity in accordance with generally accepted accounting principles ("GAAP") and
(ii) are not a complete set of financial statements under GAAP. The Purchaser acknowledges that the 1998 Pro Forma Financial Statements do not reflect the financial position or results of operations of the Business that would have occurred if the Business were a separate, stand alone business during the period presented. Subject to the foregoing, the 1998 Pro Forma Financial Statements were prepared from the books and records of the Company and to the Knowledge of the Seller are accurate in all material respects and present the financial condition and results of operations of the Business as at December 31, 1998 and for the year then ending. As of December 31, 1998, the Company did not have, and as of the Closing Date the Company will not have, any long term liabilities of any nature (within the meaning of clause (vii) of the definition of Modified Working Capital in Section 1.01). As of December 31, 1998, to the Knowledge of the Seller, the Company had no material liabilities of any kind or nature, whether direct, accrued, absolute, contingent or otherwise, other than those that are reflected or disclosed in the Disclosure Schedule or the 1998 Pro Forma Financial Statements, except to the extent the Company is not required to disclose such liabilities in the 1998 Pro Forma Financial Statements under the Specified Accounting Policies described in Note 2 thereto which have been disclosed to the Purchaser. Except as set forth in Section 3.06 of the Disclosure Schedule, as of December 31, 1998 there were no liabilities recorded or accrued by the Seller, any of its Affiliates or the Company which under the Specified Accounting Policies have not been included in the Pro Forma Financial Statements and which will remain as a liability or obligation of the Company after the Closing. In addition, since December 31, 1998 through the date hereof, the Company has no material obligations or liabilities that have not been incurred in the ordinary course of business consistent with past practices except as set forth in the Disclosure Schedule.

     SECTION III.7. Absence of Certain Changes or Events. Since December 31, 1998, except (i) as disclosed in the 1998 Pro Forma Financial Statements or in
Section 3.06 or 3.07 of the Disclosure Schedule, (ii) for transfers of assets not constituting Assets (as hereinafter defined) and for entering into Contracts to specify operating procedures and/or trade practices among the Company and the Seller and certain affiliated entities, provided, however, that all such Contracts shall terminate on or prior to the Closing Date without further liability to the Company or (iii) as contemplated by this Agreement, the Business has been conducted in all material respects in the ordinary course consistent with past practice.

     SECTION III.8. Absence of Litigation. Except as set forth in Section 3.08 of the Disclosure Schedule, there are no Actions pending or, to the Knowledge of the Seller, threatened in writing against the Company, or to which any of the Shares or material Assets are subject.

     SECTION III.9. Compliance with Laws. To the Knowledge of the Seller, neither the Seller nor the Company is in violation of any Laws or Governmental Orders applicable to the Business, the Shares or any Asset, or by which any of them is bound, except as set forth in Section 3.09 of the Disclosure Schedule.

     SECTION III.10. Governmental Licenses and Permits. To the Knowledge of the Seller, the Company holds all Licenses material to the operation of the Business as currently operated by the Company and is in material compliance with the terms of each such License, except as set forth in Section 3.10 of the Disclosure Schedule.

                           SECTION III.11. The Assets.

     (a) Except (i) as set forth in Section 3.11(a) of the Disclosure  Schedule,
(ii) for the assets to be transferred pursuant to Section 5.05 and (iii) for certain assets and services currently made available to the Company by entities that as of the date hereof are Affiliates of the Company, the Assets will, as of the Closing Date, constitute all of the assets (other than people resources) necessary to conduct the Business in all material respects as conducted on the date of this Agreement.

     (b) Except (i) as disclosed in Section 3.11(b) of the Disclosure  Schedule,
(ii) for Permitted Liens, or (iii) for Liens created by or through the Purchaser or any of its Affiliates, the Assets are owned, licensed or leased by the Company, free and clear of all Liens.

                     SECTION III.12. Intellectual Property.

     (a) The Company owns or has the right to use, or as of the Closing Date will own or have the right to use, in each case as and to the extent currently used in the Business, all Intellectual Property that is material to the operation of the Business as currently operated by the Company ("Owned Intellectual Property" or "Licensed Intellectual Property", as applicable), including the trademarks listed in Section 3.12(a) to the Disclosure Schedule. Except as may be reserved to the author or original proprietor of the copyright under the agreement granting rights to the Company or its predecessor in interest and except as stated in the next sentence, the Company owns all copyrights (or is the exclusive copyright licensee throughout the world) with respect to the Titles free and clear of any Lien or right of any third party. With respect to any and all copyrightable material contained in the titles which is not owned by the Company, the Company or its predecessor in interest has obtained and possesses all necessary consents and permissions from the copyright proprietors for the publication, sale, distribution and other exploitation of such material as currently used in the Business. To the Knowledge of the Seller, the Owned Intellectual Property and the Licensed Intellectual Property collectively constitute all of the Intellectual Property material to the continued operation of the Business as conducted by the Company on the date of this Agreement.

     (b) To the Knowledge of the Seller, (i) neither the Owned Intellectual Property nor the Business' use of the Licensed Intellectual Property infringes upon the Intellectual Property rights of any third party, (ii) no written claim has been asserted to the Seller or the Company which is currently pending that the use of such Owned Intellectual Property or the Licensed Intellectual Property in a manner consistent with past practice does or may infringe upon the Intellectual Property rights of any third party, and (iii) none of the Titles contains any libelous material or injurious formulas (given due consideration to the reasonably contemplated uses by the intended readers or users).

     (c) To the Knowledge of the Seller, no Person is engaging in any activity that infringes in any material respect upon the Owned Intellectual Property or the Company's rights in Licensed Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property or the Licensed Intellectual Property.

     (d) (i) Neither the Seller nor the Company is in material breach of, or material default under, any term of any license or sublicense of the Licensed Intellectual Property and (ii) to the Knowledge of the Seller, no other party to such license or sublicense is in material breach thereof or material default thereunder.

     (e) The Seller warrants that it has (i) initiated a review and assessment of the business operations of the Company (including those areas affected by suppliers and vendors) that could reasonably be expected to be adversely
affected  by  the  "Year  2000  Problem"   (that  is,  the  risk  that  computer
applications used by the Company (or its suppliers and vendors) in connection with the Business may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31,
1999), (ii) developed a plan and timeline reasonably intended to address the Year 2000 Problem, and (iii) to date, implemented such plan substantially in accordance with the timetable set forth in Section 3.12(e) of the Disclosure Schedule, except in any such case as would not, individually or in the aggregate, have a Material Adverse Effect.

                   SECTION III.13. Employee Benefits Matters.

     (a) Section 3.13(a) of the Disclosure Schedule contains a true and complete list of all employee benefit plans (within the meaning of Section 3(3) of ERISA, hereafter "Pearson ERISA Plans") and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, supplemental retirement, severance, welfare or other benefit plans, programs or arrangements (collectively, including the Pearson ERISA Plans, the "Pearson Plans") and all employment, termination, severance or other Contracts with respect to which the Seller, the Company or any of their Affiliates has any obligation and which are maintained, contributed to or sponsored by the Seller, the Company or any of their Affiliates for the benefit of (i) any current employee of the Seller, the Company or any of their Affiliates who is employed in the Business (collectively, the "Business Employees") or (ii) any former employee of the Seller, the Company, Viacom or any of their respective Affiliates who was previously employed in the Business (collectively, the "Former Business Employees"), other than plans, programs, arrangements, or Contracts for which no benefits are payable after the Closing or for which no benefits will be required to be paid by the Purchaser or the Company. Except as disclosed in Section 3.13(a) of the Disclosure Schedule, each Pearson ERISA Plan is in writing and the Seller has previously made available to the Purchaser a true and complete copy of each Pearson ERISA Plan and the most recently received IRS determination letter for each Pearson ERISA Plan that is intended to be tax-qualified pursuant section 401(a) of the Code.

     (b) Except as otherwise disclosed in Section 3.13(b) of the Disclosure Schedule, none of the Pearson ERISA Plans (i) is a "multiemployer plan", within the meaning of Section 3(37) or 4001(a)(3) of ERISA, or a "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, for which the Seller or the Company could incur liability under Section 4063 or 4064 of ERISA, or
(ii) provides or promises to provide retiree medical or life insurance benefits.

     (c) Except as disclosed in Section 3.13(c) of the Disclosure Schedule, neither the Seller nor the Company is a party to any collective bargaining or other labor union contract applicable to any Business Employees. As of the date hereof, there is, to the Knowledge of the Seller, no material labor strike, slowdown or work stoppage against the Seller or the Company pending or, to the Knowledge of the Seller, threatened which may interfere in any material respect with the business activities of the Business.

     (d) No circumstances exist pursuant to which the Company has liability (whether or not contingent) with regard to any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) of Seller or any of its Affiliates or under Sections 4063 or 4064 of ERISA.

     SECTION III.14. Taxes. The Company has timely filed or been included in, or will timely file or be included in, all Tax Returns required to be filed by it or in which it is to be included with respect to Taxes for any period ending on or before the Closing Date. All Taxes shown to be payable on such Tax Returns have been paid or will be paid except to the extent the same are being contested in good faith. All such Taxes (except for Taxes being so contested or not then due and payable) shall be paid by the Company prior to the Closing Date or by the Seller, as the case may be.

     SECTION III.15. Environmental Matters. Except as disclosed in Section 3.15 of the Disclosure Schedule, to the Seller's Knowledge, the Company is in material compliance with all applicable Environmental Laws and has obtained and is in material compliance with all applicable Environmental Permits.

                    SECTION III.16.  Material Contracts.

     (a) Section 3.16(a) of the Disclosure Schedule lists each of the following Contracts of the Company (such Contracts being "Material Contracts"):

     (i) each Contract for the purchase or lease of inventory, other materials or real or personal property with any supplier or for the furnishing of services to the Business or the Company (A) under the terms of which the Company (I) is likely to pay or otherwise give consideration of more than $37,500 in the aggregate during the calendar year ended December 31, 1999 or (II) is likely to pay or otherwise give consideration of more than $150,000 in the aggregate over the remaining term of such Contract (excluding for purposes of this clause (A) amounts payable as royalties other than as a guarantee or minimum), and (B) which cannot be canceled by the Company on 90 days' notice or less without penalty or further payment;

     (ii) each Contract for the sale or lease of inventory or other personal or real property or for the furnishing of services by the Company which: (A)(I) is likely to involve consideration of more than $37,500 in the aggregate during the calendar year ended December 31, 1999 or (II) is likely to involve consideration of more than $150,000 in the aggregate over the remaining term of the Contract, and (B) cannot be canceled by the Company on 90 days' notice or less without penalty or further payment;

     (iii) each Contract relating to indebtedness for borrowed money of the Company other than for borrowings from the Seller or one of its Affiliates;

     (iv) all Contracts that limit or purport to limit the ability of the Seller (insofar as it relates to the Business) or the Company to compete in any line of business or with any Person or in any geographic area or during any period of time after the Closing Date; and

     (v) all Contracts for capital expenditures or leasehold improvements in excess of $25,000.

     (b) Except as disclosed in Section 3.16(b) of the Disclosure Schedule, each Material Contract is valid and binding on the Company and is in full force and effect. The Company is not in material breach of, or material default under, any Material Contract.

     SECTION III.17. Brokers. Except for fees and commissions which will be paid by the Seller, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreement based upon arrangements made by or on behalf of the Seller or its Affiliates.

                    SECTION III.18.  EXCLUSIVITY OF REPRESENTATIONS.

     (a) THE REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER IN THIS AGREEMENT ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES. THE SELLER HEREBY DISCLAIMS ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE PURCHASER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA). THE PARTIES HERETO AGREE THAT NO INVESTIGATION BY OR ON BEHALF OF THE PURCHASER INTO THE BUSINESS AND THE COMPANY SHALL DIMINISH IN ANY WAY THE EFFECT OF ANY REPRESENTATIONS OR WARRANTIES MADE BY THE SELLER IN THIS AGREEMENT OR SHALL RELIEVE THE SELLER OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

                    (b) The Purchaser acknowledges that (i) the representations and warranties contained in Sections 3.12, 3.13, 3.14 and 3.15 are the only representations and warranties being made with respect to (A) Intellectual Property, (B) compliance with or liability under ERISA, (C) Taxes and (D) compliance with or liability under Environmental Laws, respectively, or with respect to any Intellectual Property, employee benefit, Tax or environmental, health or safety matter related in any way to the Company's assets, the Business, the Company, the Seller and its Affiliates or to this Agreement or its subject matter, and (ii) no other representation or warranty contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto. Nothing in this Section 3.18 shall be deemed to limit or otherwise affect the Seller's obligations which it assumes pursuant to any provision of this Agreement.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Seller as follows:

     SECTION IV.1. Incorporation and Authority of the Purchaser. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of New York and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been, and upon its execution the Ancillary Agreement will be, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes, and upon its execution the Ancillary Agreement will constitute, legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms.

     SECTION IV.2. No Conflict. Assuming all consents, approvals, authorizations and other actions described in Section 4.03 have been obtained, and except as may result from any facts or circumstances related to the Seller or any of its Affiliates or as described in Schedule 4.02, the execution, delivery and performance of this Agreement and the Ancillary Agreement by the Purchaser do not and will not (a) violate or conflict with the certificate of incorporation, other constitutive documents or By-laws (or other similar applicable documents) of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the material assets of the Purchaser pursuant to, any Contract, License or other instrument to which the Purchaser or any of its Affiliates is a party or by which any of such assets is bound or affected, except as would not materially impair the ability of the Purchaser to consummate the purchase of the Shares from the Seller as contemplated by this Agreement.

     SECTION IV.3. Consents and Approvals. The execution and delivery of this Agreement and the Ancillary Agreement by the Purchaser do not, and the performance of this Agreement and the Ancillary Agreement by the Purchaser will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except (a) the notification requirements of the HSR Act and applicable filings under foreign antitrust and competition laws, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Purchaser from performing any of its material obligations under this Agreement and the Ancillary Agreement, (c) as may be necessary as a result of any facts or circumstances relating solely to Seller or its Affiliates and (d) any consent which may be required by the California Department of Corporations.

     SECTION IV.4. Absence of Litigation. No Action is pending or, to the knowledge of the Purchaser, threatened before any Governmental Authority which seeks to delay or prevent the consummation of the transactions contemplated hereby or which would materially impair the ability of the Purchaser to consummate the purchase of the Shares from the Seller as contemplated by this Agreement.

     SECTION IV.5. Securities Matters. The Purchaser understands that the offering and sale of the Shares hereunder is intended to be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. The Shares are being acquired by the Purchaser for its own account and without a view to the public distribution of the Shares or any interest therein. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares, and the Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Shares. The Purchaser understands and agrees that it may not sell or dispose of any of the Shares other than pursuant to a registered offering or in a transaction exempt from the registration requirements of the Securities Act.

                    SECTION IV.6.  Financial Ability.

     (a) The Purchaser has cash or has existing borrowing facilities or unconditional, binding firm commitments that are sufficient to enable it to consummate the transactions contemplated by this Agreement. The Purchaser has provided true and correct copies of any such facilities and commitments to the Seller. The financing required to consummate the transactions contemplated by this Agreement is collectively referred to as the "Financing". The conditions to the Financing will each be satisfied and the Financing will be available on a timely basis for the transactions contemplated by this Agreement.

     (b) The Purchaser has a net worth that is greater than $100 million.

     SECTION IV.7. Brokers. Except for fees and commissions which will be paid by the Purchaser, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreement based upon arrangements made by or on behalf of the Purchaser.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     SECTION V.1. Conduct of Business Prior to the Closing. (a) Unless the Purchaser otherwise agrees in writing and except as otherwise set forth herein or in Section 5.01 or any other Section of the Disclosure Schedule, between the date of this Agreement and the Closing Date, the Seller and the Company will (i) conduct the Business only in the ordinary course, and (ii) use commercially reasonable efforts to maintain, preserve and protect the Assets and the Business, including to preserve the Company's relationships with suppliers and customers and to preserve the Company's goodwill, and to keep available to the Company the services of the key employees of the Business (except for retirements in the ordinary course and except for individuals who are used in the Business and in other business units operated by Seller or any of its Affiliates); provided, however, that neither the Seller nor the Company shall be required to increase the compensation of, or provide any other retention incentive to, any such key employee beyond that currently provided.

     (b) Except as expressly provided in this Agreement or in Section 5.01 or any other Section of the Disclosure Schedule, between the date of this Agreement and the Closing Date, the Seller will not permit the Company to do any of the following without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed):

     (i) except in the ordinary course of business, grant any Lien (other than a Permitted Lien) on any Asset (whether tangible or intangible);

     (ii) establish or increase benefits under any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or otherwise increase the compensation or benefits payable to or to become payable to any officers or employees of the Company by the Seller or the Company, except, in any case described above as may be required by Law or applicable employment agreement or collective bargaining agreement and except for the finalization of the bonus plans listed in items 1 and 6 of Section 3.13(a) of the Disclosure Schedule;

     (iii) enter into any material employment or severance agreement with any of the Business Employees or hire or terminate any Business employee having a salary in excess of $75,000 per annum;

     (iv) except (A) in the ordinary course of business, (B) for cash dividends by the Company to the Seller, (C) for the transfer of assets to the Seller immediately prior to Closing as contemplated by Section 5.05 or (D) for transfers to Seller or its Affiliates (or to Persons designated by Seller) of assets relating to businesses of the Seller or its Affiliates other than the Business, sell, assign, transfer, lease or otherwise dispose of any of the assets of the Company;

     (v) (A) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or (B) other than in the ordinary course of business, incur any indebtedness for borrowed money (other than to the Seller) or issue any debt securities or assume, grant, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans, advances or distributions of cash (other than by the Company to the Seller);

     (vi) issue or sell any shares of the capital stock of, or other equity interests in, the Company or securities convertible into or exchangeable for such shares or equity interests, or issue or grant any options, warrants, calls, subscription rights or other rights of any kind to acquire shares of such capital stock, such other equity interests, or such securities; or

     (vii) amend the certificate of incorporation, other constitutive documents or by-laws of the Company.

     (viii) enter into a Contract which would constitute a "Material Contract" as defined in Section 3.16.

     SECTION V.2. Access to Information. (a) From the date hereof until the Closing (upon reasonable notice to and approval of the Seller, which shall not be unreasonably withheld) during normal business hours with the purpose that an uninterrupted and efficient transfer of the Business may be accomplished, the Seller shall, and shall cause the officers, directors, employees, auditors and agents of the Company to (i) afford the officers, employees and authorized agents and representatives of the Purchaser reasonable access to the offices, properties, books and records of the Company; (ii) permit the officers, employees and authorized agents and representatives of the Purchaser to interview the employees of the Company for the purpose of enrolling such employees, subject to the Closing, in the Purchaser's employee benefits plans; and (iii) furnish to the officers, employees and authorized agents and representatives of the Purchaser such additional financial and operating data and other information regarding the Company as the Purchaser may from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of the Seller or any Affiliate of the Seller, including the Company and the Business; and provided, further, that Seller shall not be required to provide any such information or access to the extent that such information or access would cause Seller to be in breach of any confidentiality restrictions applicable to it.

     (b) The Seller shall, and shall cause its officers, employees and representatives to, provide reasonable access for the Purchaser and the Purchaser's independent auditors to the financial books and records of the Company in connection with the Purchaser's preparation of such audited and unaudited financial statements of the Company as the Purchaser may reasonably determine are necessary to satisfy the requirements of its financing sources, the Securities Act or the Exchange Act applicable to the Purchaser and its Affiliates. Under no circumstances shall the Seller or any such officer, employee or representative have any liability whatsoever (other than as expressly provided in this Agreement) to the Purchaser, the Purchaser's independent auditors or otherwise to any Person or Governmental Authority, including under the Securities Act or the Exchange Act, in connection with such financial statements or the preparation or use thereof, and the Purchaser shall indemnify, defend and hold harmless the Seller and each such Person against and reimburse the Seller and each such Person for any and all such liability. The preceding sentence shall not apply insofar as the liability is based on erroneous information contained in the financial books and records of the Company. The Purchaser shall pay all expenses in connection with the preparation of such financial statements, including any expenses incurred by the Seller or the Company.

     (c) The Seller shall provide to the Purchaser promptly after the date hereof, payroll information in either electronic or written format concerning each Business Employee, including such employee's name, social security number, street address, W-4 elections, marital status, FICA contributions to date, and such person's payroll cycle. The Seller agrees to update such information as of the Closing Date and as of such other dates as the Purchaser may reasonably request.

                    SECTION V.3.  Confidentiality.

     (a) The terms of the letter agreement dated as of February 17, 1999 (the "Confidentiality Agreement") between the Seller and the Purchaser are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time the obligations of the Purchaser under this
Section 5.03(a) and the Confidentiality Agreement shall terminate but only in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) exclusively relating to the transactions contemplated by this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in all respects.

     (b) From and after the Closing Date, the Seller shall, and shall cause its Affiliates and their respective officers, directors, employees and advisors (collectively, the "Recipients") to, keep confidential any information relating to the Company or the Business, except for any such information that (i) is available to the public on the Closing Date, (ii) thereafter becomes available to the public other than as a result of a disclosure by the Seller or any of its Recipients, or (iii) is or becomes available to Seller or any of its Recipients on a non-confidential basis from a source that to the Seller's or such Recipient's knowledge is not prohibited from disclosing such information to Seller or such Recipient by a legal, contractual or fiduciary obligation to any other Person; provided, that nothing contained in this Section 5.03(b) shall prohibit Seller from disclosing any information in connection with any arbitration, Action or proceeding by or against Seller or any of its Affiliates. Should Seller or Recipient be required to disclose any such information in response to a court order or as otherwise required by Law or administrative process, it shall inform the Purchaser in writing of such request or obligation as soon as possible after it is informed of it and, if possible, before any information is disclosed, so that a protective order or other appropriate remedy may be obtained by Purchaser or by any person designated by Purchaser. If Seller or a Recipient is obligated to make the disclosure, it shall only make the disclosure to the extent to which it is so obligated, but not further or otherwise.

     (c) From and after the date of this Agreement, the Purchaser shall, and shall cause its Recipients to, keep confidential any information relating to Viacom, the Viacom Stock Purchase Agreement and related ancillary agreements, except for any such information that (i) is available to the public on the date of this Agreement, (ii) thereafter becomes available to the public other than as a result of a disclosure by the Purchaser or any of its Recipients, or (iii) is or becomes available to Purchaser or any of its Recipients on a non-confidential basis from a source that to the Purchaser's or such Recipient's knowledge is not prohibited from disclosing such information to Purchaser or such Recipient by a legal, contractual or fiduciary obligation to any other Person; provided, that nothing in this Section 5.03(c) shall prohibit Purchaser from disclosing any information in connection with any arbitration, Action or proceeding by the Seller or any of its Affiliates against the Purchaser or any of its Affiliates. Should Purchaser or any such Recipient be required to disclose any such information in response to a court order or as otherwise required by Law or administrative process, it shall inform the Seller in writing of such request or obligation as soon as possible after it is informed of it and, if possible, before any information is disclosed, so that a protective order or other appropriate remedy may be obtained by Seller or any Person designated by Seller. If Purchaser or a Recipient is obligated to make the disclosure, it shall only make the disclosure to the extent to which it is so obligated, but not further or otherwise.

     SECTION V.4. Regulatory and Other Authorizations; Consents.

     (a) The Purchaser shall use its commercially reasonable efforts to promptly obtain all authorizations, consents, orders and approvals of all federal, state and local and foreign regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and the transfer, purchase and sale of the Shares to Purchaser (other than the consent, if required, of the California Department of Corporations), and the Seller will cooperate with the Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals; it being understood that the Seller shall not be required to pay any fees or other payments to any such regulatory bodies or officials in order to obtain any such authorization, consent, order or approval (other than normal filing fees or as provided in paragraph (b) of this Section 5.04). The Purchaser will not take any action that would have the effect of delaying, impairing or impeding the receipt of any required approvals.

     (b) Each party hereto agrees to make an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the transactions contemplated hereby within ten Business Days after the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. Each party hereto agrees to use its best efforts to obtain early termination of the waiting period under the HSR Act. In addition, each party agrees to promptly make any other filing that may be required under any antitrust Law or by any antitrust authority. The Purchaser agrees that, if necessary to eliminate an impediment under any antitrust law that may be asserted by a United States governmental antitrust authority to the transaction contemplated hereby, the Purchaser will consent to the reasonable sale or disposition of one or more of the Company's Titles; provided, however, that notwithstanding anything in this Agreement to the contrary, (a) the Purchaser shall not be required to consent to the divestiture of any of its or its Affiliates' pre-Closing assets, (b) the divestiture of Titles having an aggregate annual net sales for the 12-month period ending December 31, 1998 of up to $2,000,000 shall be deemed reasonable within the meaning of this sentence, and the divestiture of Titles in excess of such amount shall not be required, and (c) the Purchaser shall not be required to consent to any divestiture that must be consummated prior to the Closing Date. Each party shall bear its respective filing fees associated with the HSR filings and any other similar filings required in any other jurisdictions.

     (c) Each of the Seller and the Purchaser shall use commercially reasonable efforts to obtain all other consents and approvals that may be required in connection with the transactions contemplated by this Agreement and the Ancillary Agreements and shall cooperate with the other in obtaining such other consents and approvals; provided, however, that neither party shall be required to compensate any third party to obtain any such consent or approval.

     SECTION V.5. Intercompany Arrangements.

     (a) Immediately prior to the Closing, the Seller will cause the Company to transfer (through the intercompany accounts) the accounts receivable (including all applicable reserves and allowances for returns and bad debts) to the extent such accounts receivable are commingled with the accounts of Seller, Viacom or any of their Affiliates, it being the intention of the parties that the accounts receivable to be transferred are those accounts receivable described in clause
(ii) of the definition of "Modified Working Capital" contained in Section 1.01. After the Closing, except as provided in Section 5.05(c) below, the Seller will have no obligation to the Company with respect to such transferred accounts receivable, notes, other amounts receivable, financing charges, reserves and allowances. From and after the Closing Date, the Purchaser shall not, and shall cause the Company not to, cancel, adjust or accept any returns in cancellation or adjustment of any such accounts receivable except in the ordinary course of business consistent with the Seller's past practice and upon prior notice to the Seller.

     (b) Subject to Section 5.05(c), after the Closing Date, the Purchaser shall cause the Company to accept returns of copies of works published or produced by the Company (whether before or after the Closing) in accordance with the Company's return policy applicable to such returns and shall pay refunds to customers in connection therewith. Promptly following the Closing Date, the Purchaser shall give notice to all customers of the Business that all returns of works produced or published by the Company shall be made to the Purchaser or the Company and not to the Seller or any of its Affiliates.

     (c) (i) Notwithstanding the provisions of Section 5.05(b), for the first five months following the Closing Date or, if sooner, until such time as the Seller has satisfied the Returns Maximum (as such term is defined below), the Seller shall accept any returns received by it, and the Seller shall pay refunds to the Company's customers in connection therewith, in each case subject to the Returns Maximum and subject to and in accordance with the Seller's publicized returns policy and provided that such returns are in salable or usable condition. For any such returns that the Seller accepts prior to the expiration of such five month period, or if sooner, prior to the satisfaction of the Returns Maximum, the Seller shall ship such returns (at the Purchaser's expense) to the Purchaser.

     (ii) After such five-month period, or if sooner, after the Seller has satisfied the Returns Maximum, the Seller may in its sole discretion accept additional returns in accordance with Seller's publicized returns policies and procedures. With respect to such returns that the Seller elects to accept, and provided that such returns are in saleable or usable condition, the Seller shall ship such returns to the Purchaser and within 30 days the Purchaser shall pay the Seller for such returns in an amount equal to the sum of the amount that the Seller or its Affiliates paid in refunds to customers in connection therewith plus the cost of shipping such returns to the Purchaser.

     (iii) For the first five months following the Closing Date or, if sooner, until such time as the Seller has satisfied the Returns Maximum, if the Company or the Purchaser accepts any returns and pays any refunds to customers in respect thereof, then, subject to the next succeeding sentence, the Purchaser shall bill the Seller for the amount of such refund and the Seller shall reimburse the Purchaser for such refund.

     (iv) Notwithstanding the foregoing provisions of this Section 5.05(c), the Seller's aggregate liability for all returns (those which the Seller and its Affiliates receive directly and those received by the Purchaser and its Affiliates) shall not exceed the dollar amount as of the Closing Date reflected on the books and records of the Seller of the reserves for returns for the accounts receivable that are transferred to the Seller pursuant to Section 5.05(a), which liability shall be measured by the amount, credited or paid in refunds for such Sales (such amount, the "Returns Maximum").

     (v) The Purchaser further agrees that it shall pay the Seller from time to time amounts equal to the appropriate royalty reversals of royalties paid prior to the Closing or to be paid within ten days after the Closing allocable to any returns for which the Seller is responsible pursuant to this Section 5.05.

     (d) Immediately prior to the Closing, the Seller will cause the Company to transfer all of its cash balances to the Seller. In addition, immediately prior to the Closing, there shall be no amounts owing from the Company to the Seller or any of its Affiliates other than trade payables and accrued expenses incurred in the ordinary course of business that are specific to or directly allocable to the Business, and there shall be no amounts owing from the Seller or any of its Affiliates to the Company other than trade payables and accrued expenses incurred in the ordinary course of business that are specific to or directly allocable to the Business.

     SECTION V.6. Insurance.

     (a) Effective 12:01 a.m. on the Closing Date, the Company and the Business shall cease to be insured by the Seller's or its Affiliates' insurance policies. Following the execution of this Agreement, the Seller shall promptly provide the Purchaser with a complete list of the insurance policies referred to in the preceding sentence and indicating whether such policies are on a "claims made" or "occurrence" basis (including a list of pending but unresolved claims) and shall provide Purchaser with such additional information regarding such policies as Purchaser may reasonably request. With respect to events or circumstances covered by insurance coverage written on an "occurrence basis", the Seller and its Affiliates will have no liability for occurrences or Losses that take place on or after 12:01 a.m. on the Closing Date; provided, however, that with respect to insurance coverage written on an "occurrence basis" and for which the Company was an insured under such policies, then (i) for the first 90 days following the Closing Date, the Company shall continue to have rights under such policies to the extent the events giving rise to a claim under such policies occurred prior to 12:01 a.m. on the Closing Date, and (ii) the Seller agrees to cooperate with the Company for the first 90 days following the Closing Date in making claims under the Seller's or its Affiliates' insurance policies in connection with insurable events that occurred prior to 12:01 a.m. on the Closing Date and shall promptly remit any recoveries that the Seller receives with respect thereto to the Company. In addition, notwithstanding the provision of Section 5.05(d) hereof, the Company shall retain at the Closing any cash received from the date hereof through the Closing in respect of insurance claims to the extent that such proceeds are received in respect of (i) a liability of the Company which remains outstanding following the Closing or (ii) the loss or destruction of, or damage to, any asset of the Company included in the 1998 Pro Forma Financial Statements; provided, however, that the amount of such liability or such loss, destruction or damage shall not, to the extent of such retained insurance proceeds, be taken into account in determining the Closing Modified Working Capital (assuming that the relevant liability or asset would otherwise be included in the definition of Modified Working Capital). Purchaser acknowledges and agrees that the Seller and its Affiliates shall have no liability with respect to any failure by any carrier under such insurance policies to make payment with respect to any such claim. Furthermore, the Purchaser acknowledges and agrees that neither the Seller nor any of its Affiliates shall have any liability to Purchaser or the Company with respect to deductibles and the failure of any such claim to be covered as a result of such deductibles under any insurance coverage with respect to the Company or the Business. With respect to events or circumstances covered by insurance coverage written on a "claims made basis", the Seller and its Affiliates will have no liability for claims made on or after 12:01 a.m. on the Closing Date except as otherwise provided in this Agreement. The Purchaser agrees to indemnify, defend and hold harmless the Seller and its Affiliates against and reimburse the Seller and its Affiliates for any Losses that the Seller and its Affiliates may at any time suffer or incur, or become subject to, as a result or in connection with any occurrences or Losses occurring on or after 12:01 a.m. on the Closing Date.

     (b) Notwithstanding the provisions of Section 5.06(a), from and after the Closing Date, neither the Seller nor Viacom nor any of their respective Affiliates shall have any liability for workers' compensation claims (whether insured or self-insured) with respect to the Business and arising from any event or circumstance taking place subsequent to the Closing Date. The Purchaser shall cooperate with the Seller, Viacom and their respective Affiliates in order to obtain the return or release of bonds or securities or indemnifications given by the Seller, Viacom or any of their respective Affiliates to any state in connection with workers' compensation claims with respect to the Business; and, in order to effectuate such return or release, the Purchaser shall, to the extent required by any state, post its own bonds, letters of credit, indemnifications or other securities in substitution therefor. As of the Closing Date, the Seller shall assume the liability for workers' compensation claims with respect to the Business arising from any event or circumstance taking place on or prior to the Closing; provided, however, that such claim is made within six months following the Closing Date.

     SECTION V.7. Letters of Credit. The Purchaser agrees to use its best efforts (a) to arrange for substitute letters of credit and the Purchaser guarantees to replace (i) the letters of credit and guarantees entered into by or on behalf of the Seller, Viacom or any of their respective Affiliates (other than the Company) outstanding as of the date of this Agreement in connection with the Business as listed on Section 5.07 of the Disclosure Schedule and (ii) any letters of credit and guarantees in connection with the Business entered into by or on behalf of the Seller or any of its Affiliates (other than the Company) in the ordinary course of business on or after the date of this Agreement and prior to the Closing (together, the "Seller LOCs") or (b) to assume all obligations of reimbursement under each Seller LOC, obtaining from the creditor a full release of all parties liable, directly or indirectly, for reimbursement to the creditor in connection with amounts drawn under a Seller LOC under the terms of a Seller LOC. The Purchaser further agrees that to the extent the beneficiary under any Seller LOC refuses to accept any such substitute letter of credit or Purchaser guarantee proffered by the Purchaser, the Purchaser shall indemnify, defend and hold harmless the Seller, Viacom and their respective Affiliates against and reimburse them for any and all costs or expenses in connection with such Seller LOCs, including their expenses in maintaining such Seller LOCs whether or not any such Seller LOC is drawn upon, and shall in any event promptly reimburse the Seller, Viacom and their respective Affiliates to the extent any Seller LOC is called upon and such entity makes any payment thereunder or is obligated to reimburse the party issuing the Seller LOC.

     SECTION V.8. Financing. The Purchaser covenants and agrees not to take any action between the date of this Agreement and the Closing Date that would reasonably be expected to make the Financing unavailable for any reason.

     SECTION V.9. Further Action. (a) From and after the Closing Date, each of the parties hereto shall execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions of this Agreement and the Ancillary Agreement and give effect to the transactions contemplated hereby and thereby. Without limiting the foregoing, from and after the Closing, (i) the Seller shall do all things necessary, proper or advisable under applicable Laws as requested by the Purchaser to put the Purchaser in effective possession, ownership and control of the assets (other than those contemplated by Section 5.05) of the Seller and its Affiliates that are used exclusively in the Business including the Titles (the "Assets") and the Purchaser shall cooperate with the Seller for that purpose and (ii) the Purchaser shall do all things necessary, proper or advisable under applicable Laws as requested by the Seller to put the Seller (or such other Person as the Seller shall indicate) in effective possession, ownership and control of all assets not included within the Assets (including, all assets contemplated by Section 5.05) and the Seller shall cooperate with the Purchaser for that purpose. Subject to the terms of the Services Agreement, all cash and other remittances not intended to be transferred to Seller pursuant to Section 5.05 and all mail and other communications relating to the Assets or the Business received by the Seller shall be promptly turned over to the Purchaser by the Seller. All cash and other remittances, mail and other communications relating to any assets not included within the Assets or any business of the Seller or Viacom not included within the Business being purchased by the Purchaser hereunder that are received by the Purchaser shall be promptly turned over to the Seller (or such other Person as the Seller shall indicate) by the Purchaser.

     (b) The Seller shall have the right to retain copies of all books and records of the Company relating to periods ending on or prior to the Closing Date. For a period of ten years from the date hereof, the Purchaser shall maintain all books and records of the Company relating to periods ending on or prior to the Closing Date and shall make them, and any individuals at that time in the employ of the Company or the Purchaser responsible for the preparation and maintenance of such books and records, available to the Seller as may be requested by Seller from time to time, including, without limitation, in connection with any action, case or proceeding by or against Seller or any of its Affiliates. If, at any time after the Closing, the Seller requires a copy of any such book or record, it shall have the right to promptly obtain a copy thereof (at the Seller's cost) from the Purchaser. Purchaser also shall make such books, records and individuals available to Viacom to enable Seller to comply with its obligations to Viacom under the Viacom Stock Purchase Agreement.

     SECTION V.10. Ancillary Agreement; Transitional Assistance.

     (a) On the Closing Date, the Seller and the Purchaser shall execute and deliver the Ancillary Agreement.

     (b) From and after the Closing Date, the Seller will provide, for a period not to extend past December 31, 1999 such warehousing and distribution services and, for a period not to exceed 30 days after the Closing Date such payroll services with respect to the Business each as the Purchaser shall reasonably request in order to assist in an orderly transition of ownership and subject to the parameters set forth in Section 5.10 of the Disclosure Schedule. The fees payable with respect to any such services which may be provided to the Purchaser are set forth in Section 5.10 of the Disclosure Schedule.

     SECTION V.11. Harvard Medical School Publishing Program. Notwithstanding any other provision of this Agreement to the contrary, neither the Company nor the Purchaser shall have any interest in that certain agreement (the "Harvard Agreement") dated as of September 24, 1996 between Simon & Schuster, Inc. and the President and Fellows of Harvard College ("Harvard") or the rights granted thereunder nor shall the Company or the Purchaser have any obligations or liability thereunder except the Company's right to publish the work entitled Harvard Medical School Guide to Suicide Assessment and Intervention (the "Harvard Work") as provided in Addendum #2 to the Harvard Agreement and its obligation to pay royalties pursuant to said Addendum #2 to Harvard or as the Seller shall otherwise properly direct. In such regard, the Purchaser agrees to cause the Company, from and after the Closing, to pay to the Seller or its Affiliates or, as the Seller directs, to Viacom or its Affiliates all royalties generated by the Harvard Work until such time as the Seller advises the Purchaser that all advances and "Budget" (as defined in the Harvard Agreement) amounts paid by the Seller and Viacom and their respective Affiliates have been recouped and that subsequent royalty payments are therefore to be made directly to Harvard in accordance with the Harvard Agreement. Each of the Seller and the Purchaser agrees to cooperate with the other in sharing the information in its possession from time to time relating to the Harvard Work and the Harvard Agreement necessary for the calculation of royalties with respect to the Harvard Work and amounts advanced by the Seller, Viacom and their respective affiliates under the Harvard Agreement, and any such further information which is necessary for purposes of effectuating this Section 5.11.

     SECTION V.12. Non-Solicitation. During the period beginning on the date hereof and ending on December 31, 2001, neither the Seller nor any of its Affiliates shall solicit or recruit any Business Employee while such Business Employee remains employed by the Company or the Purchaser or encourage any such employee to leave the employment of the Company or the Purchaser; provided, that this Section 5.12 shall not be breached as a result of a general solicitation that is not directed at the Business Employee.

     SECTION V.13. Payment of Royalties. Seller shall cause the Company to pay prior to the Closing Date all royalties which are or will be due for payment on or before June 30, 1999. In the event such royalties are not paid by the Company prior to the Closing Date, then the Seller shall pay into the Company and, notwithstanding the provisions of Section 5.05(d), permit the Company to retain an amount of cash sufficient to pay any such royalties, in addition to any cash retained by the Company pursuant to Section 5.06. Notwithstanding the definition of Modified Working Capital set forth in Section 1.01, Modified Working Capital as of the Closing Date shall be determined by excluding such royalties from liabilities taken into account in determining Modified Working Capital.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

     SECTION VI.1. Employees.

     (a) Section 6.01 of the Disclosure Schedule sets forth a true and complete list showing the names and current annual salary rates of all of the Business Employees as of the date hereof. The Purchaser shall assume responsibility for all bonus obligations under the bonus plans listed in items 1 and 6 of Section 3.13(a) of the Disclosure Schedule (the "Bonus Plans") with respect to the Business Employees, provided, however, that promptly after the payment of bonuses by the Purchaser, the Seller shall reimburse the Purchaser for an amount equal to the lesser of (i) or (ii), multiplied by (iii) and reduced by (iv), where: (i) equals the aggregate bonuses paid by the Purchaser to Business Employees in respect of calendar year 1999 (or any portion thereof), (ii) equals the aggregate amount that would have been payable by the Seller to Business Employees under the Bonus Plans as in effect on the date hereof assuming the consummation of the transactions contemplated by this Agreement had not occurred and the Bonus Plans had remained in effect until December 31, 1999, or, if earlier, until actually terminated by Purchaser, (iii) equals a fraction, the numerator of which is the number of days from January 1, 1999 to the Closing Date, and the denominator of which is the lesser of 365 or the number of days from January 1, 1999 to the date the Purchaser terminates the Bonus Plans, and
(iv) equals the lesser of $450,000 or 50% of the excess of Closing Modified Working Capital over the sum of the Modified Working Capital plus $2,000,000. In the event that the amount calculated pursuant to clause (iv) exceeds the amount equal to the lesser of (i) or (ii), multiplied by (iii), the Purchaser shall promptly pay such excess to the Seller, plus interest at the Interest Rate on such excess from the Closing Date to the date such excess is paid.

     (b) The Purchaser shall provide the Business Employees with employee benefits that are no less favorable than those made available by the Purchaser to its similarly situated employees. To the extent that service is relevant for eligibility and vesting (and with respect to benefit accruals, solely for purposes of calculating entitlement to vacation and sick days and retiree medical benefits) under any retirement plan, employee benefit plan, program or arrangement established or maintained by the Purchaser or any of its Subsidiaries for the benefit of Business Employees, such plan, program or arrangement shall credit such Business Employees for service on or prior to the Closing with the Company, the Seller, Viacom or any Affiliate or predecessor of any of such entities.

     (c) The Purchaser shall assume responsibility for all salary and payroll obligations (including the satisfaction of all payroll withholding tax obligations) for the Business for all payroll periods ending after the Closing Date, subject to the following: If the Closing takes place on a day such that a payroll period begins prior to the Closing Date and ends on or after the Closing Date (such payroll period, a "Straddle Period"), then the Seller shall reimburse the Purchaser for the Seller's proportionate share of the salaries, wages and payroll taxes (reduced by all amounts that Seller or its Affiliates otherwise would have withheld for benefit plan coverages for Seller's portion of such Straddle Period) for the Business Employees for such Straddle Period, such proportionality to be determined on the basis of the number of working days occurring from the start of such Straddle Period to and including the Closing Date relative to the total number of working days in such Straddle Period. After the Purchaser has satisfied all such payroll obligations with respect to the Straddle Period, the Purchaser shall notify Seller of the aggregate amount of such payroll obligations. Promptly after its receipt of such notice, Seller shall pay to Purchaser the amount due to Purchaser pursuant to this Section 6.01(c). The Seller shall assume responsibility for all payroll obligations (including the satisfaction of all payroll withholding tax obligations) for the Business for all payroll periods ending on or prior to the Closing Date.

     SECTION VI.2. Health and Welfare Benefits.

     (a) The Purchaser shall be responsible for all amounts payable by reason of, or in connection with, any and all medical, dental and disability claims made by Business Employees under the Purchaser's medical, dental or disability plans for claims incurred after the Closing, and the Seller shall retain responsibility for all such claims incurred under the Pearson Plans prior to the Closing. For purposes of the foregoing, (i) a medical/ dental claim shall be considered incurred when the medical services are rendered or medical supplies are provided, and (ii) a disability claim shall be considered incurred on the date that the affected employee becomes unable to perform the duties of his or her job.

     (b) The Purchaser shall waive limitations on benefits relating to any pre-existing conditions and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Business Employees and their respective dependents under the Seller's medical and dental plans in the calendar year in which the Closing Date occurs.

     (c) As of the Closing, the Purchaser shall assume, or cause the Company or one its Affiliates to assume, the obligations of the Seller and its Affiliates for the provision of retiree medical benefits under the plans listed in Section 3.13(b) of the Disclosure Schedule (whether through participation in the Purchaser's equivalent plans or by establishing a new retiree medical plan) to all Business Employees and their eligible dependents (upon becoming eligible to begin receiving such benefits). The Seller shall assume or cause one of its Affiliates to assume, the obligations of the Seller and its Affiliates (including that of the Company) for the provision of retiree medical benefits for all Former Business Employees and their eligible dependents who are eligible to receive such benefits.

     (d) The Seller shall assume, or cause one of its Affiliates to assume, the obligation to provide continuation health care coverage to all Business Employees and their qualified beneficiaries who incur a qualifying event before the Closing Date in accordance with the continuation health care coverage requirements of Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA ("COBRA").

     SECTION VI.3. Retirement Plans.

     (a) The Seller or one of its Affiliates shall retain or assume responsibility for all benefits of the Business Employees and Former Business Employees under the Pearson Inc. Pension Plan and the Pearson Inc. Savings and Investment Plan accrued as of the Closing. The Seller and one of its Affiliates shall assume all obligations to Business Employees and Former Business Employees accrued under the Pearson, Inc. Excess Savings and Investment Plan (the "Excess Plan") as of the Closing.

     (b) Prior to the Closing Date, the Seller, the Company and their Affiliates shall take such actions as may be required in order to effect, as of the Closing, the termination of the Business Employees' active participation in each Pearson Plan maintained or sponsored by the Seller and its Affiliates (other than the Company), except to the extent provided herein.

     SECTION VI.4. Severance Provisions.

     (a) The Purchaser shall assume, or cause the Company or one of its Affiliates to assume, the obligations of Seller to provide severance payments and benefits under the arrangements listed on Section 6.04 of the Disclosure Schedule. Seller shall retain responsibility for stay bonus obligations under such arrangements.

     (b) Notwithstanding anything contained herein to the contrary, neither the Seller, the Purchaser, nor the Company shall take any action to terminate the employment of any Business Employee on the Closing Date.

     SECTION VI.5. Indemnity. Anything in this Agreement to the contrary notwithstanding (including Section 10.01), the Purchaser hereby agrees to indemnify, defend and hold harmless the Seller and its Affiliates against and reimburse the Seller and its Affiliates for any Losses that the Seller and its Affiliates may at any time suffer or incur, or become subject to, as a result of or in connection with (a) any failure of the Company, the Purchaser or its Subsidiaries to comply with their obligations under any collective bargaining agreement listed in Section 3.13(c) of the Disclosure Schedule, (b) any suit or claim of violation brought against the Seller or any of its Affiliates under the Workers Adjustment and Retraining Notification Act for any actions taken by the Purchaser or its Subsidiaries on or after the Closing Date with respect to any facility, site of employment or operating unit, (c) any suit or claim of violation brought against the Seller or any of its Affiliates under the continuation health care coverage requirements of COBRA for failure by the Purchaser to provide such continued coverage at the election of the Business Employees or qualified beneficiaries for qualifying events occurring on or after the Closing Date, (d) any claim for payments of benefits by Business Employees or their respective beneficiaries that Purchaser has agreed to assume hereunder or under any Pearson Plan that the Purchaser continues to maintain after the Closing Date or with respect to any benefit arrangement that the Purchaser has agreed hereunder to maintain for such individuals (or in which the Purchaser has agreed hereunder to permit such individuals to participate), (e) any claim of employment discrimination by the Purchaser, including, but not limited to, discrimination in the Purchaser's hiring or termination of any employees, and
(f) any claim by any Business  Employee  under any of the  agreements  listed on
Section 6.04 of the Disclosure Schedule, except with respect to any stay bonus obligations.

     SECTION VI.6. No Third-Party Beneficiaries. Nothing in this Article VI or elsewhere in this Agreement shall be deemed to make any present or future Business Employees or Former Business Employees third-party beneficiaries of this Agreement.


                                   ARTICLE VII

                                   TAX MATTERS

     SECTION VII.1. Tax Indemnities.

     (a) From and after the Closing Date, the Seller shall be responsible for, shall pay or cause to be paid, and shall indemnify, defend and hold harmless the Purchaser and the Company against and reimburse the Purchaser and the Company for any and all Taxes that may be imposed upon or assessed against the Company or the assets thereof: (i) arising from any transfer out of the Company of any assets not included within the Assets, (ii) with respect to any Pre-Closing Period; (iii) arising by reason of any breach or inaccuracy of the representations contained in Section 3.14 hereof; (iv) with respect to any and all Taxes of any member of an Affiliated Group of which the Company (or any predecessor) is or was a member on or prior to the Closing Date, including any Taxes for which the Company may be liable under Section 1.1502-6 of the Treasury regulations promulgated under the Code (or any similar provision of state, local or foreign law); (v) by reason of being a successor-in-interest or transferee of another entity; and (vi) arising as a result of the Section 338(h)(10) election or similar election under state, local or foreign law. Notwithstanding the foregoing, no indemnity shall be provided under this Agreement for any Tax resulting from any transaction of the Company occurring on the Closing Date but after the Closing that is not in the ordinary course of business. "Pre-Closing Period" shall mean a taxable period or portion thereof that ends on or prior to the Closing Date. If a taxable period begins on or prior to the Closing Date and ends after the Closing Date, then the portion of the taxable period that ends on (and including) the Closing Date shall constitute a Pre-Closing Period.

     (b) From and after the Closing Date, the Purchaser and the Company shall, jointly and severally, be responsible for, shall pay or cause to be paid, and shall indemnify, defend and hold harmless the Seller, Viacom and their respective Affiliates against and reimburse the Seller, Viacom and their respective Affiliates for all Taxes that the Seller, Viacom and their respective Affiliates may at any time suffer or incur, or become subject to, as a result of, or in connection with, the Company that are not subject to indemnification pursuant to paragraph (a) of this Section 7.01, including, but not limited to, Taxes resulting from any transaction of the Company (excluding the Section 338(h)(10) election) occurring on the Closing Date but after the Closing that is not in the ordinary course of business.

     (c) Payment by the indemnitor of any amount due to the indemnitee under this Section 7.01 shall be made within 10 days following written notice by the indemnitee that payment of such amounts to the appropriate Tax authority is due by the indemnitee; provided, that the indemnitor shall not be required to make any payment earlier than two Business Days before it is due to the appropriate Tax authority. In the case of a Tax that is contested in accordance with the provisions of Section 7.03, payment of the Tax to the appropriate Tax authority will not be considered to be due earlier than the date that a final determination to such effect is made by such Tax authority or a court.

     (d) For purposes of this Agreement, in the case of any Tax that is imposed on a periodic basis and is payable for a period that begins before the Closing Date and ends after the Closing Date, the portion of such Taxes payable for the pre-Closing Period shall be (i) in the case of any Tax other than a Tax based upon or measured by income, the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period and (ii) in the case of any Tax based upon or measured by income, the amount which would be payable if the taxable year ended on the Closing Date. Any credit shall be prorated based upon the fraction employed in clause (i) of the next preceding sentence. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 7.01(d) shall be computed by reference to the level of such items on the Closing Date.

     SECTION VII.2. Refunds and Tax Benefits.

     (a) The Seller shall be entitled to any refund or credit (including any interest paid or credited with respect thereto), and the Purchaser shall promptly pay to the Seller any such refund or credit of Taxes (including any interest paid or credited with respect thereto) received by the Purchaser or the Company (i) relating to the pre-Closing Period or (ii) attributable to an amount for which the Seller is responsible under Section 7.01(a) hereof. At the Seller's request, the Purchaser shall certify as to the amount of any refund or credit received by the Purchaser or the Company as to any year, and provide such information as Seller may reasonably request regarding such certification. The Seller may utilize any net operating loss of the Company arising in any of the periods ending on or before the Closing Date on any Tax Return for any Tax period ending on or before the Closing Date and shall have no obligation of any nature to indemnify the Purchaser with respect to the utilization of such Pre-Closing Date NOL. The Purchaser shall, if the Seller so requests and at the Seller's expense, cause the Company to file for and obtain any refund determined by the Seller to be due to the Seller. The Purchaser shall permit the Seller to control (at the Seller's expense) the prosecution of any such refund claimed, and shall cause the Company to authorize by appropriate power of attorney such Persons as the Seller shall designate to represent the Company with respect to such refund claimed. In the event that any refund or credit of Taxes for which a payment has been made pursuant to this Section 7.02(a) is subsequently reduced or disallowed, the Seller shall indemnify, defend and hold harmless the Company against and reimburse the Company for any Tax liability, including interest and penalties, assessed against the Company by reason of the reduction or disallowance.

     (b) If, as a result of (x) any payment by the Seller, the Company or their Affiliates on or prior to the Closing Date of any amounts with respect to which the timing of any available deduction would be determined under Section 404 of the Code, or (y) any adjustment, pursuant to an audit or examination by a Tax authority or any resolution thereof by settlement, judicial determination or otherwise, to the taxable income or loss reported by any of the Seller, the Company or their Affiliates on the Tax Returns for any period or portion thereof ending on or prior to the Closing, the Purchaser or the Company becomes entitled to any deductions or tax credits in any Tax period or portion thereof ending after the Closing Date (a "Post-Closing Date Tax Benefit"), then the Purchaser shall pay the Seller an amount equal to the Tax savings resulting from such Post-Closing Date Tax Benefit to the extent the Seller is not able to otherwise reduce an amount payable to Purchaser pursuant to Section 7.01(a). The provisions of this Section 7.03(b) shall not be deemed to apply to any tax benefit the Purchaser or the Company obtains as a result of the Section 338(h)(10) election. The amount of any such Tax savings for any Tax period shall be the amount of the reduction in Taxes reflected on any Tax Return for such Tax period as compared to the Taxes that would have been reflected on such Tax Return in the absence of such Post-Closing Date Tax Benefit. All payments to the Seller pursuant to this Section 7.02(b) shall be made within 30 days after the filing of a Tax Return for the Tax period in which a Post-Closing Date Tax Benefit results in a reduction in the Taxes paid by the Purchaser. At the Seller's request, the Purchaser shall certify as to the amount, if any, due to Seller pursuant to this Section 7.02(b) as to any year, and provide such information as Seller may reasonably request regarding such certification.

     (c) Purchaser agrees that it will not carry back to any Tax period ending on or before the Closing Date any net operating loss or other Tax attribute that arose in a Tax period beginning after the Closing Date if such net operating loss or Tax attribute would be carried back to a consolidated, combined or unitary Tax Return that includes the Seller, Viacom or their respective Affiliates.

     SECTION VII.3. Contests.

     (a) After the Closing, the Purchaser shall promptly notify the Seller in writing of any demand or claim received by the Purchaser or the Company from any Tax authority or other party with respect to Taxes for which the Seller is liable pursuant to Section 7.01(a). Such notice shall contain factual information (to the extent known) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax authority in respect of any such asserted Tax liability. If the Purchaser fails to give the Seller prompt notice of an asserted Tax liability as required by this Section 7.03, then (a) if the Seller (or its designee) is precluded by the failure to give prompt notice from contesting the asserted Tax liability in both the administrative and judicial forums, then the Purchaser shall have sole responsibility for such Tax liability or (b) if the Seller (or its designee) is not precluded from contesting but such failure to give prompt notice results in a detriment to the Seller (or its designee), then any amount that the Seller is otherwise required to pay to the Purchaser pursuant to Section 7.01 with respect to such liability shall be reduced by the amount of such detriment.

     (b) The Seller (or its designee) may elect to control the conduct, through counsel of its own choosing and at its own expense, of any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought under Section 7.01(a) (any such audit, claim for refund or proceeding relating to an asserted Tax liability is referred to herein as a "Contest"). If the Seller (or its designee) elects to control a Contest, it shall within 20 calendar days of receipt of the notice of asserted Tax liability notify the Purchaser of its intent to do so, the Seller (or its designee) shall have all rights to settle, compromise and/or concede such asserted liability and the Purchaser shall cooperate and shall cause the Company or any of its successors to cooperate, at the reasonable expense of the Seller, in each phase of such Contest; provided, however, that Purchaser shall have the right to consult with Seller regarding any Contest that may affect the Company for any period after the Closing Date and provided, further, that Seller shall not, other than in good faith based on the merits, enter into any compromise or settlement of such contest that would result in any Tax detriment to the Purchaser or Company. If the Seller elects not to control the Contest, fails to notify the Purchaser of its election as herein provided or contests its obligation to indemnify under Section 7.01(a), the Purchaser or the Company may pay, compromise or contest, at its own expense, such asserted liability subject to reimbursement to the extent of reasonable third party expenses. In any event, the Seller (or its designee) may participate, at its own expense, in the Contest. If the Seller (or its designee) chooses to control the Contest, the Purchaser shall promptly empower and shall cause the Company or any of its successors promptly to empower (by power of attorney and such other documentation as may be appropriate) such representatives of the Seller (or its designee) as it may designate to represent the Purchaser, the Company or any of their successors in the Contest insofar as the Contest involves an asserted Tax liability for which the Seller would be liable under Section 7.01(a).

     SECTION VII.4. Preparation of Tax Returns. The Seller shall prepare and file or shall cause to be prepared and filed all U.S. federal, state, local and foreign income and franchise Tax Returns relating to the Company for any Tax period ending on or prior to the Closing Date and which are required to be filed after the Closing Date (including any consolidated, combined or unitary Tax Returns of the Seller or its Affiliates which includes the Company), and shall pay any and all Taxes due with respect to such Tax Returns. The parties agree that if the Company is permitted, but not required, under applicable state, local or foreign income or franchise tax laws to treat the Closing Date as the last day of a Tax period, they will treat the Tax period as ending on the Closing Date. The Seller or its designee shall prepare and file all other Tax Returns for any period ending on or prior to the Closing Date. The Purchaser shall prepare and timely file or cause the Company to prepare and timely file all Tax Returns for which the Seller is not responsible pursuant to this Section
7.04. The Purchaser will deliver to the Seller (or its designee) for its review and approval a complete and accurate copy of each Tax Return required to be filed by the Purchaser or the Company under this Section 7.04 for Tax periods that include the Closing Date, and any amendment to such Tax Return, at least 20 days prior to the date such Tax Return is filed with the appropriate Tax Authority. The Seller shall pay the Purchaser the amount of Taxes shown on such Tax Return for which it is responsible pursuant to section 7.01(a) on or before the due date of such Tax Return.

     SECTION VII.5. Cooperation and Exchange of Information. The Seller, the Purchaser and the Company will provide each other (and in the case of the Purchaser and the Company, shall provide any Person designated by the Seller) with such cooperation and information as any of them reasonably may request of another in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include the preparation of tax packages for the Seller (or its designee) in substantially the same form and at the same time in which such information customarily was provided to the Seller or Viacom in previous Tax periods and providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by Tax authorities. Each such party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each such party will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of the Company for the Tax period first ending after the Closing Date and for all prior Tax periods until the later of (a) the expiration of the statute of limitations of the Tax periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by another party in writing of such extensions for the respective Tax periods, or (b) eight years following the due date (without extension) for such Tax Returns. Any information obtained under this Section 7.05 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

     SECTION  VII.6.  Conveyance  Taxes.  Except  with  respect  to the  matters contemplated by clause (i) of Section 7.01(a), the Purchaser and the Seller agree to each assume 50% of the liability for and to pay all sales, value added, transfer, stamp, registration, real property transfer or gains and similar Taxes incurred as a result of the transactions contemplated hereby and to file all required change of ownership and similar statements. In addition, each party agrees to indemnify the other party and its Affiliates for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties (including attorneys' and consultants' fees and expenses) incurred by such other party and its Affiliates arising out of such party's failure to make timely or full payments of such Taxes. The party responsible under local law for filing the Tax Return with respect to each such Tax shall file such return, pay such Tax and notify the other party of the amount of such Tax, and the other party shall promptly pay to such party 50% of the amount of such Tax.

     SECTION VII.7. Section 338(h)(10) Election and Allocations.

     (a) The Seller and the Purchaser shall jointly make the election provided for by Section 338(h)(10) of the Code and any corresponding elections under state, local or foreign tax law (the "Elections") with respect to the Shares. The Seller and the Purchaser shall cooperate and shall provide to the other all necessary information to permit the Elections to be made. The Seller and the Purchaser shall, as promptly as practicable following the Closing Date, take all actions necessary and appropriate, including filing IRS Form 8023 and other such forms, returns, elections, schedules, attachments and other documents as may be required (together, the "Forms") to effect timely Elections.

     (b) In connection with such Elections, the Purchaser shall make the initial determination of (i) the amount of the modified aggregate deemed sales price ("MADSP") of the Shares (within the meaning of Treas. Reg. Section 1.338(h)(10)-1(f)) and (ii) the proper allocations of the MADSP among the assets of the Company in accordance with Treas. Reg. Section 1.338(h)(10)-1(f) (the
"Election Allocations"). If any increase or decrease in MADSP occurs, as a result of an adjustment ot the Purchase Price under the provisions of Section
2.06 or otherwise, then the amount of such increase or decrease and the allocation thereof among the assets of the Company (collectively the "Adjustment Allocation") shall be set forth on statement prepared by the Purchaser. The Seller will calculate the gain or loss, if any, in a manner consistent with the Election Allocations and any Adjustment Allocation and will not take any position with respect to Taxes that is inconsistent with the Election Allocations or any Adjustment Allocation in any Tax Return or otherwise, except as may be required by Law. The Purchaser shall allocate the Purchase Price consistently with the Election Allocations and any Adjustment Allocation and will not take any position with respect to Taxes that is inconsistent with the Election Allocations or any Adjustment Allocation in any Tax Return or otherwise, except as may be required by Law.

     (c) The Seller and the Purchaser agree that the Forms shall be timely filed with the appropriate Tax authorities not earlier than 60 days before the latest date for the filing thereof. At least 120 days prior to the latest date for the filing of each Form, the Purchaser shall prepare and submit to the Seller a draft of each Form setting forth the Election allocations and any Adjustment Allocation. No party hereto shall file any Form unless it shall have obtained the consent of the other party hereto, which consent shall not be unreasonably withheld or delayed. On or prior to the 30th day after the Seller's receipt of a draft Form, the Seller shall either (i) consent to such filing or (ii) notify the Purchaser that it disagrees with the Election Allocations or any Adjustment Allocation as set forth on the draft Forms. If the Purchaser and the Seller have been unable to resolve their differences within 30 days after the Purchaser has been notified with respect to the Seller's disagreement with the Election Allocations or any Adjustment Allocation as set forth on the draft Forms, then any remaining disputed issues shall be submitted to an Independent Accounting Firm to resolve in a final binding manner after hearing the views of both parties. The fees and expenses of the Independent Accounting Firm shall be shared equally between the Seller and the Purchaser.

     SECTION VII.8. Miscellaneous.

     (a) The parties agree to treat all payments made under Article X and the Articles and Sections listed in Section 10.04(a) as adjustments to the purchase price for Tax purposes.

     (b) Except as expressly provided otherwise and except for the representations contained in Section 3.14 of this Agreement, this Article VII shall be the sole provision governing Tax matters and indemnities therefor under this Agreement.

     (c) For purposes of this Article VII, all references to the Purchaser or the Seller include successors thereto.


                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

     SECTION VIII.1. Conditions to Obligations of the Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

     (a) HSR Act; Other Governmental Consents and Approvals. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Shares contemplated hereby shall have expired or shall have been terminated;

     (b) No Governmental Order. There shall be no Governmental Order in existence which expressly prohibits the transactions contemplated by this Agreement and the Ancillary Agreements or which would make the consummation of such transaction unlawful;

     (c) Ancillary Agreements. The Purchaser shall have executed and delivered to the Seller the Ancillary Agreement; and

     (d) Certificate. Seller shall have received a certificate, dated the Closing Date, by a duly authorized officer of the Purchaser, dated the Closing Date, stating that, (i) all of the representations and warranties of the Purchaser set forth in Section 4.01 of this Agreement are in all material respects true, accurate and complete as of the Closing Date and (ii) all of the conditions precedent to the Closing to be performed by the Seller and/or any of the Purchaser's Affiliates (including the Company) as set forth in Section 8.01 have been satisfied.

     SECTION VIII.2. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

     (a) HSR Act; Other Governmental Consents and Approvals. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Shares contemplated hereby shall have expired or shall have been terminated;

     (b) No Governmental Order. There shall be no Governmental Order in existence which expressly prohibits the transactions contemplated by this Agreement and the Ancillary Agreements or which would make the consummation of such transaction unlawful;

     (c) Ancillary Agreements. The Seller shall have executed and delivered, or caused to be executed and delivered, to the Purchaser the Ancillary Agreement; and

     (d) Certificate. Purchaser shall have received a certificate, dated the Closing Date, signed by a duly authorized officer of the Seller, dated the Closing Date, stating that, (i) all of the representations and warranties of the Seller set forth in Sections 3.01, 3.02 (first sentence only) and 3.03 of this Agreement are in all material respects true, accurate and complete as of the Closing Date, and (ii) all of the conditions precedent to the Closing to be performed by the Seller and/or any of the Seller's Affiliates (including the Company) as set forth in Section 8.02 have been satisfied.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION IX.1. Termination. This Agreement may be terminated at any time prior to the Closing (except as limited as to time in paragraph (b) below):

     (a) by the mutual written consent of the Seller and the Purchaser;

     (b) by the Seller or the Purchaser, if the Closing shall not have occurred prior to the 90th day following the date hereof; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to a party, if such party's failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date;

     (c) by the Seller in the event a condition set forth in Section 8.01 becomes incapable of being fulfilled; or

     (d) by the Purchaser in the event a condition set forth in Section 8.02 becomes incapable of being fulfilled.

     SECTION IX.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except as set forth in Sections 5.03 and 11.02; provided, however, that nothing herein shall relieve either the Seller or the Purchaser from liability for any breach of this Agreement or failure to perform hereunder.

     SECTION IX.3. Waiver. At any time prior to the Closing, any party may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.


                                    ARTICLE X

                                 INDEMNIFICATION

     SECTION X.1. Indemnification by the Purchaser.

     (a) Subject to Section 11.01 in the case of clauses (i) and (ii) below, the Purchaser shall indemnify, defend and hold harmless the Seller and its Affiliates and their respective employees, officers and directors (collectively, the "Seller Indemnified Parties") against and reimburse any Seller Indemnified Party for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including in respect of any Action brought by any Governmental Authority or any other Person) including reasonable attorneys' and consultants' fees and expenses and other legal costs and expenses reasonably incurred in prosecution, investigation, remediation, defense or settlement (collectively, "Losses"), that such Seller Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with:

     (i) the inaccuracy of any representations and warranties made by the Purchaser in this Agreement or the Ancillary Agreement;

     (ii) any failure by the Purchaser or any of its Affiliates to perform any of its covenants or agreements under this Agreement or the Ancillary Agreement; or

     (iii) any claim or cause of action by any party arising before, on or after the Closing Date against any Seller Indemnified Party with respect to the Assets, the Business or the operations of the Company, except for any claims with respect to which the Seller is obligated to indemnify the Purchaser Indemnified Parties under Section 10.02 hereof.

     (b) Notwithstanding any other provision to the contrary, the Purchaser shall not be required to indemnify, defend or hold harmless any Seller Indemnified Party against or reimburse any Seller Indemnified Party for any Losses pursuant to subclause (i) of Section 10.01(a) (i) with respect to any claim, unless such claim involves Losses in excess of $5,000 (nor shall such item be applied to or considered for purposes of calculating the aggregate amount of the Seller Indemnified Parties' Losses), (ii) until the aggregate amount of the Seller Indemnified Parties' Losses exceeds $550,000, after which the Purchaser shall be obligated for all Losses of the Seller Indemnified Parties only in excess of such amount and (iii) the Seller has notified the Purchaser in writing in accordance with Section 10.03(a) of a pending or threatened claim with respect to such matters within the applicable survival period set forth in Section 11.01. Notwithstanding the foregoing provisions of this Paragraph (b), the provisions of this paragraph (b) shall not apply to the Purchaser's breach of any of its obligations under Section 5.05 (relating to intercompany arrangements), Section 5.11 (relating to the Harvard Agreement),
Section 5.13 (relating to payment of royalties), Article II, Article VI (relating to employee matters), and Article VII (relating to tax matters).

     SECTION X.2. Indemnification by the Seller.

     (a) Subject to Section 11.01 hereof, the Seller shall indemnify, defend and hold harmless the Purchaser, its Affiliates, the Company and their respective employees, officers and directors (collectively, the "Purchaser Indemnified Parties") against, and reimburse any Purchaser Indemnified Party for, any and all Losses that such Purchaser Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with:

     (i) the inaccuracy of any representations and warranties made by the Seller or any of its Affiliates in this Agreement or the Ancillary Agreement; or

     (ii) any failure by the Seller to perform any of its covenants or agreements under this Agreement or the Ancillary Agreement.

     (b) Notwithstanding any other provision to the contrary, the Seller shall not be required to indemnify, defend or hold harmless any Purchaser Indemnified Party against or reimburse any Purchaser Indemnified Party for any Losses pursuant to Section 10.02(a) above, (i) if such claim or demand otherwise was raised (whether or not accepted) in connection with the Purchase Price adjustment procedures set forth in Section 2.06, (ii) with respect to any claim, unless such claim involves Losses in excess of $5,000 (nor shall such item be applied to or considered for purposes of calculating the aggregate amount of the Purchaser Indemnified Parties' Losses), (iii) unless the Purchaser has notified the Seller in writing in accordance with Section 10.03(a) of a pending or threatened claim with respect to such matters within the applicable survival period set forth in Section 11.01, and (iv) until the aggregate amount of the Purchaser Indemnified Parties' Losses exceeds $550,000, after which the Seller shall be obligated for all Losses of the Purchaser Indemnified Parties only in excess of such amount; provided, however, that the cumulative indemnification obligation of the Seller under this Article X in respect of Section 10.02(a) shall in no event exceed the Purchase Price. Notwithstanding the foregoing provisions of this paragraph (b), the provisions of this paragraph (b) shall not apply to the Seller's breach of any of its obligations under Section 5.05 (relating to intercompany arrangements), Section 5.11 (relating to the Harvard Agreement), Section 5.13 (relating to payment of royalties), Article VI (relating to employees) and Article VII (relating to tax matters).

     SECTION X.3. Notification of Claims.

     (a) A party that may be  entitled  to be  indemnified  pursuant  to Section
10.01 or 10.02 (the "Indemnified Party") shall promptly notify the party liable for such indemnification (the "Indemnifying Party") in writing of any pending or threatened claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article X except and only to the extent the Indemnifying Party is materially prejudiced by such failure. Subject to the Indemnifying Party's right to defend in good faith third party claims as hereinafter provided, the Indemnifying Party shall satisfy its obligations under this Article X within 30 days after the receipt of written notice thereof from the Indemnified Party.

     (b) If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to Section 10.03(a), and if such claim or demand relates to a pending or threatened claim or demand asserted by a third party against the Indemnified Party which the Indemnifying Party acknowledges is a claim or demand for which it must indemnify, defend and hold harmless the Indemnified Party against or reimburse the Indemnified Party for under Section
10.01 or 10.02, the Indemnifying Party shall have the right to defend such claim or demand and if it elects to defend such claim or demand, it shall employ counsel reasonably acceptable to the Indemnified Party to defend such claim or demand asserted against the Indemnified Party. The Indemnified Party and the Indemnifying Party shall each have the right to participate in the defense of any claim or demand for which it is not controlling the defense, at its own expense. The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible (but in any case before the due date for the answer or response to a claim) after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under Section 10.03(a) of its election to defend in good faith any such third party claim or demand. So long as the Indemnifying Party is defending in good faith any such claim or demand asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such claim or demand. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by the Indemnifying Party for its use in defending any third party claim or demand. Whether or not the Indemnifying Party elects to defend any such claim or demand, the Indemnified Party shall have no obligations to do so. The Indemnifying Party shall not settle or compromise any such claim or demand, unless the Indemnified Party is given a full, complete and unconditional release of any and all liability by all relevant parties relating thereto.

     SECTION X.4. Exclusive Remedies. Following the Closing, except for specific performance of the obligations set forth in Article II and Sections 5.03, 5.09 and 5.12 and except for the indemnification obligations specified in Sections 5.02(b), 5.06, 5.07 and in Article VI and Article VII, the Seller and the Purchaser acknowledge and agree that the indemnification provisions of Sections
10.01 and 10.02 shall be the sole and exclusive remedies of the Seller and the Purchaser, respectively, for any breach of the representations or warranties herein or nonperformance of any covenants and agreements herein of the other party.

     SECTION X.5. Certain Adjustments. For all purposes of this Article X, "Losses" shall be net of (i) any insurance payable to the Indemnified Party from its own insurance policies in connection with the facts giving rise to the right of indemnification and (ii) the estimated present value of any Tax benefits received by or accruing to the Indemnified Party.


                                   ARTICLE XI

                               GENERAL PROVISIONS

     SECTION XI.1. Survival. The representations, warranties, covenants and agreements of the Seller and the Purchaser contained in or made pursuant to this Agreement and the Ancillary Agreement or in any certificate furnished pursuant hereto or thereto shall terminate at the Closing, except that (a) the representations and warranties made in Article III (other than in Section 3.03, which, subject to any applicable statute of limitations, shall survive indefinitely) and Article IV shall survive in full force and effect until the date that is eighteen months after the Closing Date, (b) the covenants and agreements made in this Agreement or any of the Ancillary Agreements that are to be performed in whole or in part subsequent to the Closing Date and that do not, by their terms, expire on a date certain, and in Sections 5.02(b), 5.03, 5.06,
5.07 and 5.09 and in Article VI, Article VII, Article X and Article XI of this Agreement shall survive in full force and effect until 60 days following the expiration of any applicable statute of limitations and otherwise, indefinitely,
(c) the covenants and agreements made in Article II shall survive in full force and effect until such time as fully complied with and (d) the covenants and agreements made in this Agreement or the Ancillary Agreement that are to be performed in whole or in part subsequent to the Closing Date and that, by their terms, expire on a date certain, shall survive until such date certain.

     SECTION XI.2. Expenses. Except as may be otherwise specified herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. All such costs and expenses incurred by the Company shall be paid by the Company prior to the Closing or by the Seller.

     SECTION XI.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile (followed by delivery of a copy via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.03):

                    (a)    if to the Seller:

                           Pearson Education, Inc.
                           One Lake Street
                           Upper Saddle River, New Jersey 07458
                           Attention: Robert Dancy, Esq.
                           Telecopier: (201) 818-8749

                           with copies to:

                           Pearson Inc.
                           30 Rockefeller Plaza
                           50th Floor
                           New York, NY 10112
                           Attention: President
                           Telecopier: (212) 641-2500

                           Pearson plc
                           3 Burlington Gardens
                           London W1X 1LE
                           Attention: Company Secretary
                           Telecopier: 011-44-171-411-2390

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, New York  10178
                           Attention: Charles Engros, Esq.
                           Telecopier: (212) 309-6273

                    (b)    if to the Purchaser:

                           John Wiley & Sons, Inc.
                           605 Third Avenue
                           New York, New York 10158
                           Attention: Timothy B. King
                           Telecopier: 212-850-6307

                           with a copy to:

                           John Wiley & Sons, Inc.
                           605 Third Avenue
                           New York, New York 10158
                           Attention: Maria Danzilo
                           Telecopier: 212-850-6500

     SECTION  XI.4.  Public  Announcements.  Except as may be required by Law or stock exchange rules, no party to this Agreement shall make any public announcements in respect of this Agreement or the Ancillary Agreement or the transactions contemplated hereby or thereby or otherwise communicate with any news media without the consent of the other party (such consent not to be unreasonably withheld). With respect to any such public announcement, the parties shall cooperate as to the timing (giving preference to timing considerations warranted by the listing of Seller's corporate parent on the London Stock Exchange and Purchaser's listing on the New York Stock Exchange) and contents of any such announcement.

     SECTION XI.5. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION XI.6. Severability. If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

     SECTION XI.7. Entire Agreement. This Agreement and the Ancillary Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, other than the Confidentiality Agreement, between the Seller and the Purchaser with respect to the subject matter hereof and except as otherwise expressly provided herein.

     SECTION XI.8. Assignment. This Agreement shall not be assigned by operation of Law or otherwise, except that the Seller may assign any or all of its rights and obligations under this Agreement to any of its Affiliates; provided that no such assignment shall release the Seller from any liability hereunder.

     SECTION XI.9. No Third-Party Beneficiaries. Except as provided in Article X and in Sections 5.02(b), 5.06, 5.07 and 7.01(b), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION XI.10. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Seller and the Purchaser.

     SECTION XI.11. Sections and Schedules. Any disclosure with respect to a Section or Schedule of this Agreement shall be deemed to be disclosure for all other Sections and Schedules of this Agreement.

     SECTION XI.12. Governing Law; Submission to Jurisdiction, Waivers. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York. Each of the Seller and the Purchaser agrees that any dispute relating to or arising from this Agreement or the transactions contemplated hereby shall be resolved only in the Courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each of the Seller and the Purchaser hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal suit, Action or proceeding relating to this Agreement or the Ancillary Agreement or the transactions contemplated hereby or thereby, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Courts of the State of New York sitting in the County of New York, the court of the United States of America for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such suit, Action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court;

     (b) consents that any such suit, Action or proceeding may and shall be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action or proceeding in any such court or that such Action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such suit, Action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 11.03; and

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by New York law.

     SECTION XI.13. Recovery of Litigation Expenses. In connection with any Action or proceeding between Seller, Purchaser and their respective Affiliates arising out of or related to this Agreement or any of the Ancillary Agreements, the prevailing party in such Action or proceeding shall be entitled to recover all of its costs and expenses in connection with such Action or proceeding, including, without limitation, all costs and expenses in investigating and prosecuting or defending such Action or proceeding, including, without limitation, reasonable fees and expenses of counsel, auditors and other consultants.

     SECTION XI.14. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION XI.15. No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.


                                             [signature page to follow]

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                    PEARSON EDUCATION, INC.


                                         By
                                      Name:
                                     Title:


                                    JOHN WILEY & SONS, INC.

                                         By
                                      Name:
                                     Title: